Exhibit 10.20
WPT Enterprises, Inc. Portions herein identified by ** have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission pursuant to Rule 24b-2 of the Exchange Act, as amended.
ACQUISITION MASTER AGREEMENT
     MASTER AGREEMENT (“Agreement”) made as of January 25, 2006, by and between DISCOVERY COMMUNICATIONS, INC.(“Company”), a Delaware corporation, with offices at One Discovery Place, Silver Spring, Maryland 20910, on the one hand, and WPT ENTERPRISES, INC. (“Grantor”), with offices at 1041 North Formosa Avenue, Formosa Building, Suite 99, West Hollywood, CA 90046, on the other hand.
     Company wishes to license from Grantor, and Grantor wishes to license to Company, certain rights in program(s) in accordance with the terms set forth herein and in the Standard Terms and Conditions set forth in Exhibit A and the attachment(s) (“Attachment(s)”) to be attached hereto. Defined terms used in this Agreement are set forth in Exhibit B.
     Now therefore, in consideration of the foregoing and of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
I.	Program:
          The Program(s) licensed are set forth in the applicable Attachment.
II.	License Fee:
          Company shall pay the License Fee set forth in the applicable Attachment in accordance with the payment terms set forth therein.
III.	Grant of Rights:
          Company shall have the exclusive right, license and privilege to exhibit, market, distribute, transmit, perform and otherwise exploit each Program an unlimited number of times on any DCI Service in the media (“Media”) and territory (“Territory”) and for the License Period (“Exhibition Period”) set forth in the applicable Attachment.
January 25, 2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430

IV.	Erasure
     Upon expiration or termination of this Agreement, Company shall erase or destroy all copies of the Materials in its possession.
V.	Standard Terms and Conditions
     The parties agree that the Standard Terms and Conditions attached hereto as Exhibit A, the definitions attached hereto as Exhibit B and all Attachments shall be deemed a part of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the latest date set forth below.

WPT ENTERPRISES, INC.

By:	/s/ Adam Pliska

Printed Name:	Adam Pliska

Title:	General Counsel

Date:	1/26/06
DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Patrick Younge

Printed Name:	Patrick Younge

Title:	EVP/GM Travel Channel

Date:

January 25,2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430

2

PART OF AGREEMENT BETWEEN DISCOVERY COMMUNICATIONS, INC. AND
WPT ENTERPRISES, INC.
DATED AS OF JANUARY 25, 2006
EXHIBIT A
STANDARD TERMS AND CONDITIONS
     The following terms and conditions shall apply to the Agreement to which this Exhibit is attached:
1.	INTENTIONALLY OMITTED
2.	Exclusivity
     Except as permitted by Company hereunder, no Program, nor any elements or versions thereof, shall be exhibited within the Territory during the License Period by means of Television.
3.	Materials
     3.1 Grantor shall, at Grantor’s expense, deliver to DCI, all of the program materials (“Materials”) set forth in Exhibit B to the Attachment for each Program at the address set forth in the applicable Attachment, or such other address as Company may designate, no later than the Delivery Date specified in such Attachment.
     3.2 Company shall examine the Materials within sixty (60) days after receipt to determine if the Materials comply with all applicable Company standards. If the Materials do not comply with such standards in any respect, Company shall have the right to correct such defects at Grantor’s reasonable cost, or to require Grantor to replace promptly the unacceptable Materials. Company agrees that if, Company determines, in its sole discretion, that time permits, it shall contact Grantor and require Grantor to replace promptly the unacceptable materials prior to undertaking to correct such defects itself. If Company corrects the problem, Company may either (i) offset the costs incurred by Company against the License Fee payable to Grantor, or (ii) bill Grantor for such costs and Grantor shall promptly reimburse Company for any such costs upon receipt of DCl’s invoice. Company may make such copies of the Materials as it shall require to exercise its rights hereunder.
     3.3 Delivery of all of the Materials by the Delivery Date for each Program is of the essence of this Agreement. In the event of any failure of timely delivery by Grantor, in addition to any other rights which it may have, Company shall have the right to immediately terminate this Agreement as it relates to the applicable Program, or if DCI, in its discretion, elects to accept such Program, Company may reschedule the start of the License Period, in DCl’s sole discretion. The Materials delivered to Company hereunder shall be duplicate copies, and Company expressly disclaims liability for any damage or loss to any original master delivered by Grantor to DCI.
4.	Consideration
     4.1 Company shall have no obligation to Grantor to exercise any or all of its rights hereunder, and for each Program, Company shall have fully discharged its duties hereunder by paying Grantor the applicable License Fee specified in the Agreement.
     4.2 In making payment of the License Fee provided in the applicable Attachment, Company shall withhold all taxes that may be required to be withheld. If Company fails to withhold any taxes, Company may (a) require Grantor to reimburse Company in the amounts that should have been withheld; or (b) deduct the amounts that should have been withheld from future payments (if any).
5.	Incidental Rights
     5.1 DCI, its subsidiaries, affiliates, representatives and agents shall have the right:
          (a) To advertise, promote, and publicize the Program, Company and/or DCl’s affiliated programming services worldwide in all media including theme parks (“Publicity”). Publicity may incorporate any elements from the Program and elements created by or for DCI. In connection therewith, Grantor will deliver to Company a reasonable quantity of publicity materials, including but not limited to pressbooks, artwork, slides and stills. DCl’s right to use the publicity materials hereunder include, without limitation, use in connection with industry awards events which feature the Program during or after the License Period. No use hereunder shall constitute an endorsement of any other product or service.
January 25,2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430
Exhibit A -Page 1

          (b) To edit, modify or alter the Program in any manner, including but not limited to the right to dub, subtitle and/or voiceover in any language and other customizations, and to include the Program as part of an anthology or series of programs under the Program’s title or another title provided that any Program included as part of an anthology or series must be shown in its entirety. Company shall own all elements it creates (“Company Program Elements”).
     5.2 Unless otherwise specified in the applicable Attachment, Company shall have the right to edit, remove and/or reposition the Program credits, provided Company will exhibit the customary credits (e.g., writer, producer, director, talent). Company shall have the right to include credits for Company production personnel in connection with the Program. The total running length of program credits, including Company credits, shall not exceed thirty (30) seconds. Casual or inadvertent failure by Company to accord any credit shall not be deemed a material breach. Upon written notice Company shall take reasonable steps to prospectively cure any credit defect.
6.	Warranties
     Grantor hereby represents and warrants as follows:
     6.1 Grantor has the right to enter into this Agreement and perform all obligations hereunder.
     6.2 To the extent applicable and unless otherwise set forth in the applicable Attachment, each Program licensed hereunder shall be documentary in nature and shall not contain any endorsement of any product or service. In order to maintain DCl’s worldwide reputation as a premier source of highly credible, non-fiction programming, all statements of fact contained in the Program(s) shall be true and accurate and shall be substantiated by adequate research in keeping with generally accepted standards for first-class documentary film makers. Moreover, all dramatizations and reenactments shall be clearly identified as such. Without limiting any additional rights Company may have under this Agreement, Grantor shall assume all costs reasonably incurred by Company in order to correct any factual inaccuracies contained in the Program as of the date of delivery.
     6.3 Grantor has paid or will pay all charges, taxes, license fees and other amounts that have been or may become owed in connection with each Program or the exercise of any rights granted herein, and there are no pending claims, liens, charges, restrictions or encumbrances on any Program or on such rights.
     6.4 The exercise of the rights granted herein by Company and its successors, licensees, and assignees will not violate any law, regulation or right of any kind whatsoever or give rise to any actionable claim or liability. Each Program is free of any moral rights or comparable obligations to any third party.
     6.5 No claims have been made or are pending against Grantor or any other individual or entity arising out of any exhibition of the Program, if any such exhibition has been made.
     Company hereby represents and warrants as follows:
     6.6 Company has the right to enter into this Agreement and perform all obligations hereunder. The person executing this Agreement on behalf of Company is fully empowered to do so.
     6.7 Company shall exercise only those rights granted to Company hereunder and shall not permit any use of the Programs in any manner which is inconsistent with the provisions of this Agreement.
     6.8 There is no present or threatened litigation which might impair Company’s ability to perform its obligations under this Agreement.
7.	Indemnity
     Each party shall at all times indemnify and hold harmless the other party, its affiliates, licensees, assignees and parent, subsidiary and affiliated companies, and the officers, directors, shareholders, employees and agents of all such entities against and from any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable outside counsel fees and disbursements) arising out of any breach or alleged breach by it of any representation, warranty or other provisions hereof. In the event of any claim or service of process upon a party involving the indemnification hereinbefore set forth, the party receiving such notice shall promptly notify the other of the claim. The indemnifying party will promptly adjust, settle, defend or otherwise dispose of such claim at its sole cost. If it so elects, the indemnified party shall have the right at its sole cost to engage its own counsel in connection
January 25, 2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430
Exhibit A - Page 2

with such claim. In the event that the indemnitee determines that the indemnitor is not diligently and continuously defending any such claim, the indemnitee shall have the right, on its own behalf and as attorney-in-fact for indemnitor, to adjust, settle, defend or otherwise dispose of such claim. Any costs incurred by the indemnitee in connection therewith shall be promptly reimbursed by the indemnitor, and if the indemnitor fails to so reimburse the indemnitee, the indemnitee shall be entitled to deduct such amounts from any other sums payable to the indemnitor under the Agreement.
8.	Protection of Copyright
     8.1 Grantor shall take all reasonable steps to protect all copyrights pertaining to each Program from infringement and will institute such action and proceedings as may be reasonable to prevent any unauthorized use, reproduction, exhibition or exploitation by third parties of each Program, or any part thereof, or the material on which the Program is based which may be in contravention of the rights granted to Company hereunder.
     8.2 If Grantor elects not to take any action in the event of any infringement of copyright or of Company’s rights hereunder, Grantor shall so notify Company promptly and Company shall have the right, but not the obligation, to take such action as Company shall deem reasonable in the circumstances. In the event that Grantor elects not to take any action in the event of any infringement of copyright or of Company’s rights hereunder, Grantor hereby appoints Company its attorney-in-fact to act in its name to prevent any unauthorized use, reproduction, exhibition or exploitation of any Program or any part thereof. Any damages awarded or settlement payments made as a result of any action taken by Company shall remain DCI’s property.
9.	Insurance
     Grantor shall secure a policy of Producer’s (Errors and Omissions) liability insurance applicable to the exhibition of the Program hereunder, having limits of at least $1,000,000 per occurrence, $3,000,000 in the aggregate, and a deductible of no more than $10,000, with respect to each loss or claim involving the same offending act, failure to act, or matter whether made by one or more persons and regardless of frequency of repetition relating to the Program and insuring Grantor against all liability assumed by Grantor hereunder. Such policy shall be secured at Grantor’s own cost and shall be maintained throughout the License Period. The insurance obtained by Grantor pursuant to this paragraph 9 shall name Company as an additional insured. Promptly after securing such policy but in no event later than the Delivery Date, Grantor shall furnish Company with a customary certificate attesting to such insurance and outlining its terms and limits.
10.	Relationship of Parties
     Nothing contained in this Agreement shall create any partnership or joint venture between the parties. Neither party may make binding commitments on the part of the other, except as otherwise specifically agreed hereunder. This Agreement is not for the benefit of any third party not a signatory hereto and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.
11.	Notices
     Notices shall be in writing and delivered by personal delivery; first class certified or registered mail, return receipt requested; U.S. Express mail, or an express overnight service (such as Federal Express); or telecopier (with confirmation and concurrent mailing), addressed as set forth in the Agreement or such other address designated by a party in writing. Notice shall be deemed to have been given when actually received.
12.	Default
     If Grantor defaults in the performance of any of its material obligations hereunder (with the exception of a default in delivery which is covered in paragraph 3.3 hereof) and such default shall not be cured within ten (10) days after written notice thereof to Grantor, or if Grantor becomes insolvent, or if a petition under any bankruptcy act shall be filed by or against Grantor which petition, if filed against Grantor, shall not have been dismissed within sixty (60) days thereafter, or if Grantor executes an assignment for the benefit of creditors, or if a receiver is appointed for the assets of Grantor, or if Grantor takes advantage of any insolvency or any other like statute (any of the above acts are hereinafter called “Event of Default”), then Company may, in addition to any and all other rights which it may have against Grantor, terminate this Agreement by giving written notice to Grantor at any time after the occurrence of an Event of Default. Notwithstanding such termination, the indemnities, warranties and representations set forth herein shall remain in full force and effect.
January 25, 2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430
Exhibit A — Page 3

13.	Miscellaneous
     13.1 This Agreement contains the entire understanding and supersedes all prior understandings between the parties relating to the subject matter herein and this Agreement cannot be changed or terminated except in a writing executed by both parties. This Agreement may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing, either party may assign this Agreement to a parent, subsidiary or affiliate or to a company to which either party is sold or into which either party is merged or consolidated; provided such assignment shall not relieve the assigned party of its obligations hereunder. Each party will, upon the other’s request, promptly furnish to the other copies of such agreements or other documents as the other may reasonably desire in connection with any provisions of this Agreement.
     13.2 All provisions hereof shall be kept strictly confidential by the parties and may not be disclosed without prior written consent (except that each party may disclose such matters, to the extent reasonably necessary, to its attorneys, auditors, consultants, shareholders and other fiduciaries, provided such fiduciaries commit in writing to abide by the confidentiality provisions set forth in this subparagraph). Grantor shall not issue any non-incidental or derogatory public or press statements about the Program in the Territory without DCl’s prior written permission.
     13.3 If either party is materially hampered from performing hereunder by reason of any law, natural disaster, labor controversy, war, or any similar event (“Force Majeure”) failure to perform shall not be deemed a breach of or default under this Agreement and neither party shall be liable to the other therefor. If a Force Majeure continues for more than four (4) weeks, then upon notice, Company may terminate this Agreement as it relates to the applicable Program without further liability to Grantor, except for appropriate payment or adjustment in regard to payments to be made hereunder, if any, prior to termination.
     13.4 This Agreement shall be construed and enforced under the laws of the State of New York. Grantor and Company hereby consent to and submits to the jurisdiction of the federal and state courts located in the State of New York. Grantor and Company waive any defenses based upon lack of personal jurisdiction or venue, or inconvenient forum.
     13.5 If any provision herein is unenforceable then such provision shall be of no effect on any other provision hereof.
     13.6 No waiver of any breach hereof shall be deemed a waiver of any other breach hereof.
     13.7 Rights and remedies granted to Company hereunder are cumulative. The exercise of one shall not diminish or affect any other rights or remedies at law or in equity. Grantor’s sole remedy under this Agreement shall be an action at law for damages; Grantor shall not be entitled to equitable relief.
     13.8 Grantor acknowledges that the names and marks “DSC”, “Discovery Channel”, “TLC”, and any other Company (or any Company subsidiary or affiliate) trademarks and any logos and variations incorporating the same, are as between Grantor and Company the exclusive property of Company and that Grantor has not and will not acquire any proprietary or exploitation rights thereto by reason of the Agreement unless expressly provided for herein.
January 25, 2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430
Exhibit A — Page 4

PART OF AGREEMENT BETWEEN DISCOVERY COMMUNICATIONS, INC. AND
WPT ENTERPRISES, INC.
DATED AS OF JANUARY 25, 2006
EXHIBIT B
DEFINED TERMS
MEDIA
     (i) “DCI Services” shall mean any content services in which Discovery Communications, Inc. (“DCI”) has an ownership interest or controls or shares control of content decisions, or to which DCI supplies content to be packaged with a DCI trademark or logo including the Discovery Channel logo, TLC logo, Animal Planet logo, Travel Channel logo, Discovery Health logo, Discovery Kids logo, discovery.com logo, Discovery HD Theater logo or any other DCI logo or trademark.
     (ii) “Direct Response Home Video” shall mean the distribution, licensing, sale, rental, and/or exploitation via any analog or digital medium (e.g., without limitation, video cassettes, DVDs, digital videodiscs, compact videodiscs or in any other analogous format now known or hereafter invented), directly to consumers via any DCI-controlled outlet (including, without limitation, any DCI Service, any DCI-controlled catalogue and any DCI- controlled retail store), for private viewing of the visual images and synchronized audio-track by means of playback device which causes a visual image on the screen of a television receiver, computer or comparable device, where both the playback device and the receiver are located in the same location.
     (iii) “Home Video” shall mean the distribution, licensing, sale, rental and/or exploitation via any analog or digital medium (e.g., without limitation, video cassettes, DVDs, digital videodiscs, compact videodiscs or in any other analogous format now known or hereafter invented), for private viewing of the visual images and synchronized audio-track by means of playback device which causes a visual image on the screen of a television receiver, computer or comparable device, where both the playback device and the receiver are located in the same location.
     (iv) “Institutional Non-Theatrical Media” shall mean the distribution, exhibition, licensing, sale, rental and/or exploitation on video cassettes, videodiscs, closed circuit or in any other analogous format, now known or hereafter invented, to schools, libraries, churches, museums, summer camps, private businesses and other markets customarily referred to as “school”, “educational” “instructional” or “institutional”; provided, Institutional Non-Theatrical Media shall not include any distribution to any person, entity or venue (including but not limited to those described above) for any exploitation or exhibition to audiences where a charge for admission is made.
     (v) “Non-Standard Television” shall mean transmission to individual or multiple receivers by all means of technology, whether now existing or hereafter invented, other than Standard Television. “Non-Standard Television” shall include, without limitation, transmission by means of cable, direct broadcast satellite, pay DTT, LPTV, CATV, SMATV, MMDS, TVRO, microwave, wireless cable, online, DSL, ADSL, via file server, telephonic, scrambled UHF, super stations, and closed circuit television systems.
     (vi) “On-Line Rights” shall mean the right to reproduce, copy, modify, adapt, create derivatives, use or otherwise exploit all or any portion of the Program, elements and/or versions thereof in combination with or as a composite of other content of any nature, including but not limited to, text, data, photographs, illustrations and/or video or audio segments or any combination of the foregoing, and to transmit or deliver the resulting combination or composite product by means of any telecommunications system or any broadcast technology (whether now known or hereafter developed), whether analog or digital, capable of reception and display on and/or through electronic devices (e.g., personal computers, network computers, televisions, handheld devices, cell phones or other reception devices, whether now known or hereafter devised) using a central processing unit to access content, irrespective of whether such networks or devices are open or proprietary, public or private, or whether a fee is charged or a subscription or membership is required in order to access such networks or devices. For the avoidance of doubt, this encompasses, without limitation, any services distributed by means of the worldwide matrix of interconnecting computers using the TCP/IP protocols or subsequent technologies and/or protocols such as, but not limited to the “Internet” or “World Wide Web” or higher speed connections.
     (vii) “Standard Television” shall mean television distribution by a UHF or VHF television broadcast station or by unencrypted digital transmission, the video and audio portions of which are intelligibly receivable without charge by means of standard roof top or television set built-in antennas; provided, for purposes of this Agreement the broadcast like those in England by the BBC in which a license fee, tax or similar charge is made for use of a television shall be considered Standard Television. Without limiting the foregoing, Standard Television shall include conventional, over-the-air television as well as the collection of retransmission copyright royalties related thereto.
January 25,2006
(WPT Enterprises. Inc.)
Acquisition Master Agreement
Contract ID# 1010430
Exhibit B — Page 1

     (viii) “Television” shall mean all forms of Standard Television and Non-Standard Television.
     (ix) “Transportation Non-Theatrical Media” shall mean the distribution, licensing, sale, rental and/or exploitation on video cassettes, videodiscs or in any other analogous format, now existing or hereafter invented, to airline, rail, cruise and other markets customarily referred to as “in-flight” or “transportation” (including, without limitation, air, rail or cruise transportation bearing the flag of any country within the Territory or based in any country within the Territory, travelling to any country within or outside of the Territory).
January 25, 2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430
Exhibit B -Page 2

TERRITORIES
     (i) “Africa Territory” shall mean Algeria, Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comores Islands, Congo, Djibouti, Egypt, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea Bissau, Ivory Coast, Kenya, Lesotho, Liberia, Libya, Madagascar, Malawi, Mali, Mascarenes Islands, Mauritania, Mayotte, Morocco, Mozambique, Namibia, Niger, Nigeria, Reunion, Rwanda, San Tome & Principe, Senegal, Seychelles, Sierra Leone, Somalia, South Africa, Sudan, Swaziland, Tanzania, Togo, Tunisia, Uganda, Western Sahara, Zaire, Zambia, Zimbabwe.
     (ii) ‘Canadian Territory” shall mean Canada, its territories, possessions, commonwealths, instrumentalities and protectorates.
     (iii) “Caribbean Territory” shall mean Anguilla, Antigua & Barbuda, Aruba, Bahamas, Barbados, Bermuda, British Virgin Islands, Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Montserrat, Netherland Antilles, Puerto Rico, St. Lucia, St. Kitts & Nevis, St. Vincent & Grenadines, Trinidad & Tobago, Turks & Caicos Islands, U.S. Virgin Islands.
     (iv) “Central/South Asian Territory” shall mean the following: Afghanistan, Brunei, Cambodia, China, Hong Kong, Indonesia, Japan, Laos, Macao, Malaysia, Mongolia, Mauritius, Myanmar, North Korea, Papua New Guinea, Philippines, Seychelles Islands, Singapore, South Korea, Taiwan, Thailand, Vietnam.
     (v) “European Territory” shall mean Albania, Belgium, Bosnia, Bulgaria, Commonwealth of Independent States, Croatia, Cyprus, Czech Republic, Estonia, Finland, Greece, Hungary, Iceland, Kingdom of Denmark, Latvia, Lithuania, Luxembourg, Macedonia, Malta, Norway, Poland, Romania, Slovakia, Slovenia, Sweden, The Netherlands, Yugoslavia (also known as Serbia and Montenegro).
     (vi) “German Territory” shall mean Austria, Germany, Liechtenstein, Luxembourg, Switzerland, South Tyrol.
     (vii) “Iberia Territory” shall mean Andorra, Portugal, Spain.
     (viii) “India Territory” shall mean Bangladesh, Bhutan, India, Maldives, Nepal, Pakistan, Sri Lanka.
     (ix) “Italy Territory” shall mean Capodistria, Italy, Malta, San Marino, Switzerland, Vatican City.
     (x) “Latin America Territory” shall mean Argentina, Belize, Bolivia, Brazil, Chile, Colombia, Costa Rica, Ecuador, El Salvador, Falkland Islands, French Guyana, Guatemala, Guyana, Haiti, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Suriname, Uruguay, Venezuela and the Caribbean Territory (as defined above).
     (xi) “Middle East Territory” shall mean Aramco, Bahrain, Cyprus, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Palestine, Qatar, Saudi Arabia, Syria, Turkey, United Arab Emirates, Yemen.
     (xii) “North American Territory” shall mean the United States Territory and the Canadian Territory.
     (xiii) “Pacific Rim Territory” shall mean Australia, New Zealand, American Samoa, Cook Islands, Fiji, French Polynesia, Guam, Kiribati Islands, Marshall Islands, Micronesia, Nauru, New Caledonia, Niue, North Mariana Islands, Palau, Solomon Islands, Tonga, Tuvalu, Vanuatu, Wallis & Futuna Islands, Western Samoa.
     (xiv) “UK Territory” shall mean the United Kingdom of Great Britain, Northern Ireland, Eire, Isle of Man and the Channel Islands.
     (xv) “United States Territory” shall mean the United States, its territories, possessions, commonwealths, instrumentalities, protectorates and military bases.
January 25, 2006
(WPT Enterprises, Inc.)
Acquisition Master Agreement
Contract ID# 1010430
Exhibit B -Page 3

ATTACHMENT FOR NEW PROGRAM
DATED AS OF JANUARY 25, 2006, BETWEEN DISCOVERY COMMUNICATIONS, INC.
(“COMPANY”) AND WPT ENTERPRISES, INC. (“PRODUCER”)
TO MASTER AGREEMENT DATED AS OF JANUARY 25, 2006
BETWEEN DISCOVERY COMMUNICATIONS, INC. AND WPT ENTERPRISES, INC.
located at 5700 Wilshire Blvd., Suite 350, Los Angeles, California 90036
1. PROGRAMS

Com,
Title: Episode	Run			License	License
Name	Time	Media	Territory	Period	Fee
Professional Poker Tour: Season 1; A five (5) tournament poker series, each culminating with a final championship table (i.e., for a total of 5 championship tables) (Subject to paragraph 7B, 24 episodes; (each, an “Episode”) The Professional Poker Tour sometimes will herein be referred to as the “PPT”.
	120 minutes per Episode	Non-Standard Television on any DCI Service Transportation Non-Theatrical Media (as defined below)	United States Territory	4 years, commencing on the earlier of (a) the first exhibition of the Episode in the United States Territory; and (b) the date which is sixty (60) days after delivery to and acceptance by Company of the Episode.	** Dollars ($**) per episode for twenty four (24) Episodes (i.e. **), subject to paragraph 7B below
2. DELIVERY MATERIALS AND DATE(S)
          The Episodes constituting the Program shall be photographed, mastered and delivered to Company in accordance with Exhibits D (“Program Materials”) and G (“Technical Specifications”) attached thereto. The Program shall be produced and delivered in accordance
Date: January , 2006 (Professional Poker Tour)
Contract #:
Master Code #:
WPT001/ACQ/Company/PL/SC/CG
PPT DCI Comments 01 25 06 version 2

with Exhibit F (“Production Schedule”). Producer acknowledges that timely delivery is of the essence of this Agreement with respect to the applicable Program for Season 1 and for all subsequent Seasons of the Program (if any are produced hereunder). Company acknowledges that timely payment of the License Fee and each portion thereof in accordance with the Payment Template and the Payment Schedule is of the essence of this Agreement. For purposes of clarity, Producer acknowledges that Producer’s remedy in the event of breach shall be limited by the terms of paragraph 13.7 of the Master Agreement and paragraph 17. P. below.
3. LICENSE FEE AND PAYMENT SCHEDULE
     The License Fee shall be payable in accordance with Exhibit C-1 (“Payment Template”) and Exhibit C-2 (“Payment Schedule”). Company has the right to withhold any payments respecting an Episode to Producer in the event Producer fails to deliver any of the Program Materials respecting such episode.
4. ADDITIONAL REGULAR SEASON PROGRAMS
     A. Provided that Company is not in material breach of this Agreement, Company shall have three (3) consecutive, dependent, exclusive options (each, an “Option”), exercisable in Company’s discretion, to require Producer to produce and deliver to Company, additional seasons of the Program (each, a “Season”) of between twenty-four (24) and twenty-six (26) Episodes per Season (each, an “Additional Series Order”), subject to Paragraph 7 below. Company’s Option for each Season expires on the date sixty (60) days prior to the date (the “Option Exercise Deadline”) of commencement of production on the first poker tournament of the immediately following Season (the “Season Commencement Date”). Producer shall inform Company in writing of the Season Commencement Date for each of Seasons 3 and 4 at least one hundred and eighty days (180) prior to the Season Commencement Date for such Seasons. If Producer does not inform Company of the Season Commencement Date at least one hundred and eighty days (180) prior to the Season Commencement Date for Season 3 or 4, the Option Exercise Deadline shall be extended the number of days that notification of the Season Commencement Date is delayed (e.g., If the Season Commencement Date notification is ten (10) days late, the Option Exercise Deadline shall be moved to a date which is fifty (50) days prior to the Season Commencement Date). Notwithstanding anything to the contrary contained herein, the Option Exercise Deadline for Season 2 shall be April 1, 2006; provided that, Company agrees to evaluate and notify Producer whether Company is going to elect to exercise the Option as soon as reasonably possible subsequent to the point in time that Producer delivers six (6) Episodes of the Season 1 Program to Company in rough cut format if such delivery occurs prior to April 1, 2006. Company may exercise the Option by notifying Producer in writing of its intention to exercise the Option on or before the Option Exercise Deadline. If Company elects not to exercise the Option, or if Company fails to exercise the Option by notifying the Producer in writing prior to or on the Option Exercise Deadline, then Producer shall have no further obligations to Company with respect to subsequent Seasons, unless otherwise set forth herein, and Company shall have no further rights with respect to subsequent Seasons, unless otherwise set forth herein. If an Option is exercised by Company, all of the terms and conditions of this Agreement shall be equally applicable to each and all of the Episodes constituting the Additional

Series Order and shall govern the respective rights, duties and obligations of the parties hereto with respect to each and all Additional Series Orders, except only as follows:
     (i) The applicable Treatment, Production Schedule, Program Materials and Payment Schedule for the Additional Series Orders shall be subject to Company’s approval with respect to each Additional Series Order; provided however in the event Company requires changes in the Program Materials set forth in Exhibit D in such a manner as to cause Producer to incur additional cost, Company shall agree to an increase in the License Fee to accommodate such additional cost, with such increase subject to Company’s approval (not to be unreasonably withheld). The applicable Payment Schedule for the Additional Series Orders shall be subordinate to the Payment Template (i.e. in the event of an inconsistency between the Payment Schedule and the Payment Template, the Payment Template shall control). Producer shall prepare and deliver the Production Schedule to Company, which such Production Schedule shall be approved by Company within ten (10) business days after receipt from Producer. Within one (1) week after the Production Schedule for each Additional Series Order is approved by Company, Company shall prepare and deliver to Producer a Payment Schedule (made in accordance with the terms of the Production Schedule and the Payment Template) for the applicable Additional Series Order, and Producer shall have approval rights over such Payment Schedule (not to be unreasonably withheld); provided that, if for any reason the Payment Schedule is not prepared and/or approved prior to the accrual of Payment A in accordance with the Payment Template, Company shall pay the Payment A amount to Producer in accordance with the Payment Template.
     B. In the event that Producer continues to organize the PPT events but gives Company notice in writing within one hundred eighty (180) days subsequent to Company’s exercise of the Option for an Additional Series Order, that Producer or a successor company of Producer through a spin-off, subsidiary drop down, sale, merger, acquisition or amalgamation (“Successor Company”) does not intend to produce any Programs or Specials (which such election by Producer or Successor Company shall not be a breach of this Agreement) in connection with such Season, Company, at its election, shall have the right to contract with another production entity to produce the Programs respecting that Season and Specials relating thereto (each, a “Company Produced Program”, collectively, the “Company Produced Programs”). Producer or Successor Company shall grant to Company a license to use the Professional Poker Tour names and marks in a manner consistent with the rights granted to Company in this Agreement for the exploitation of the Company Produced Programs, along with all other intellectual property rights necessary to comply with and take advantage of the terms of this Agreement and to produce programs consistent with the quality, theme and content of the Programs, subject to Company editorial control. In such a case, Company shall own all Television and Non-Theatrical Rights in these Company Produced Programs throughout the world, in perpetuity. Producer shall be entitled to a license fee of USD$40,000 for each calendar year in which Company exploits, or permits a third party to exploit, the Television rights in and to a Company Produced Program, payable to Producer within thirty (30) days of the initial broadcast of each such Company Produced Program in each such calendar year. All other rights shall be negotiated in good faith between the parties provided that Company shall have a right of first negotiation and last refusal for such rights (as defined in Paragraph 7 below).
5. Intentionally Omitted

6. Intentionally Omitted
7. ADDITIONAL SERIES EPISODES AND ADDITIONAL SPECIALS WITHIN SEASON
     A. Company shall have pre-approval over any name or identity of an event constituting the PPT; which such approval shall not unreasonably be withheld by Company. Company pre-approves the following Casinos and/or events in connection with PPT: PPT Foxwoods, PPT Bay 101, PPT Commerce Casino, PPT Bellagio and PPT Mirage.
     B. (i) Company shall have the right to require Producer to produce up to a maximum of two (2) additional series Episodes (“Additional Series Episodes”) per Season (i.e., over the Twenty Four Series Episodes per season), subject to payment of the License Fee per Episode (“Additional Series Episode Exercise”), provided that Company exercise its Additional Series Episode Exercise on or before the Option Exercise Deadline for that particular Season. The Company’s election to require any Additional Series Episode shall not require Producer to add an additional Event to the PPT Tournament (i.e., the two Additional Series Episodes may be constituted from footage from the Five (5) tournaments constituting the PPT).
     (ii) Unless the parties otherwise agree in writing, the License Fee for each Additional Series Episode shall be $** per hour.
     (iii) The applicable Treatment, Production Schedule, Program Materials and Payment Schedule for the Additional Series Episodes shall be subject to Company’s approval with respect to each Additional Series Episode; provided however in the event Company requires changes in the Program Materials as set forth in Exhibit D in such a manner as to cause Producer to incur additional cost, Company shall agree to an increase in the License Fee to accommodate such additional cost, with such increase subject to Company’s approval (not to be unreasonably withheld). The applicable Payment Schedule for the Additional Series Episodes shall be subordinate to the Payment Template (i.e. in the event of an inconsistency between the Payment Schedule and the Payment Template, the Payment Template shall control). Producer shall prepare and deliver the Production Schedule to Company, which such Production Schedule shall be approved by Company within ten (10) business days after receipt from Producer. Within one (1) week after the Production Schedule for each Additional Series Episode is approved by Company, Company shall prepare and deliver to Producer a Payment Schedule (made in accordance with the terms of the Production Schedule and the Payment Template) for the applicable Additional Series Episode, and Producer shall have approval rights over such Payment Schedule (not to be unreasonably withheld; provided that, if for any reason the Payment Schedule is not prepared and/or approved prior to the accrual of Payment A in accordance with the Payment Template, Company shall pay the Payment A amount to Producer in accordance with the Payment Template.
     C. Company and Producer may mutually agree to add additional specials for any given Season (“Additional Specials”). For purpose of clarity, there shall be no obligation on Company to agree to any further Additional Specials, and there shall be no obligation on Producer to delivery any further Additional Specials pursuant to this Agreement. Except as mutually agreed by the parties in writing, all of the terms and conditions of this Agreement hereof shall be equally applicable and shall govern the respective rights, duties and obligations of the parties hereto with respect to each and all of such Additional Specials provided that: The applicable, Production Schedule, Production Materials and Payment Schedule for the Additional Specials shall be subject to the mutual approval of the Parties with respect to each Additional Special; provided however in the event Company requires changes in the Program Materials set forth in Exhibit D in such a manner as to cause Producer to incur additional cost, Company shall agree to an increase in the License Fee to accommodate such additional cost, with such increase on subject to Company’s approval (not to be unreasonably withheld). The applicable Payment Schedule for the Additional Specials shall be subordinate to the Payment Template (i.e., in the event of an inconsistency between the Payment Schedule and the Payment Template, the Payment Template shall control). Producer shall prepare and deliver the Production Schedule to Company, which such Production Schedule shall be approved by Company within ten (10) business days after receipt from Producer. Within one (1) week after the Production Schedule for the Additional Specials is approved by Company, Company shall prepare and deliver to Producer a Payment Schedule (made in accordance with the terms of the Production Schedule and Payment Template) for the applicable Additional Special, and Producer shall also have approval rights over such Payment Schedule (not to be unreasonably withheld; provided that, if for any reason the Payment Schedule is not prepared and/or approved prior to the accrual of Payment A in accordance with the Payment Template, Company shall pay the Payment A amount to Producer in accordance with the Payment Template. Unless the parties otherwise agree in writing, the License Fee for each Additional Special shall be $** per hour.
     D. Producer acknowledges and agrees that Producer will maintain first-class production values in keeping with current cable television industry standards at the time of production taking into account the Company-approved budget.
8. ADDITIONAL PPT SEASON PROGRAMS AFTER FINAL OPTION/ FIRST NEGOTIATION, LAST REFUSAL
     A. If Company exercises its third Option under Paragraph 4 above (for the Season 4 Programs), and provided that Company is not in material breach of this Agreement, Company shall have an exclusive right of first negotiation and last refusal with respect to the development and/or production of any additional program(s) covering, or presenting Professional Poker Tour tournaments (e.g., Professional Poker Tour V) (“Additional PPT Season Program(s)”). Producer agrees to notify Company in writing in the event Producer (either itself or through any other entity) elects to produce any Additional PPT Season Program(s), one hundred and eighty (180) days prior to beginning of the applicable PPT event, thus triggering Company’s right of first negotiation and last refusal. The parties shall negotiate exclusively and in good faith for a period of sixty (60) days after Company’s receipt of such notice (the “Exclusive Negotiation Period”) with respect to the terms and conditions for Company’s participation in the exploitation of such Additional PPT Season Program(s).
     B. If Company notifies Producer that it is no longer interested in the Additional PPT Season Program(s) or the foregoing negotiations between the parties with respect to such Additional PPT Program(s) do not result in an agreement, Producer shall thereafter be free to enter into negotiations with any third party with respect to such Additional PPT Season

Program(s), provided, Producer will notify Company in writing of the material terms of any third-party offer Producer would like to accept, and Company shall thereafter have a period of fifteen (15) days to match and preempt such offer by giving Producer written notice of its acceptance of the material terms contained in the notice to Company. If Company fails to match and preempt the third-party offer, Producer will be free to accept such third-party offer. In the event the third-party offer shall not materialize into an agreement with the third party, the last refusal rights of Company shall be in full force and effect with respect to any succeeding third-party offer(s). However, in the event the third-party offer does materialize into an agreement with the third party, the rights of first negotiation and last refusal of Company shall terminate, and Producer shall have no further obligations, unless otherwise set forth herein, and Company shall have no further rights with respect to any Additional PPT Season Programs, unless other wise set forth herein.
9. NON-PPT PROGRAMS / FIRST NEGOTIATION, LAST REFUSAL
     A. Provided that Company is not in material breach of this Agreement, and other than with respect to any programs related to the World Poker Tour, Company shall have an exclusive right of first negotiation and last refusal with respect to the development and/or production of any program(s) covering or presenting poker tournaments that are not related to the PPT (“Non-PPT Program(s)”). Producer agrees to notify Company in writing in the event Producer (either itself or through any other entity) elects to produce any Non-PPT Program. The parties shall negotiate exclusively and in good faith for a period of sixty (60) days after Company’s receipt of such notice (the “Exclusive Negotiation Period”) with respect to the terms and conditions for Company’s participation in the exploitation of each such Non-PPT Program.
     B. If Company notifies Producer that it is no longer interested in the Non-PPT Program or the foregoing negotiations between the parties with respect to such Additional Non-PPT Program does not result in an agreement, Producer shall thereafter be free to enter into negotiations with any third party with respect to such Additional Non-PPT Program, provided, Producer will notify Company in writing of the material terms of any third-party offer Producer would like to accept, and Company shall thereafter have a period of fifteen (15) days to match and preempt such offer by giving Producer written notice of its acceptance of the material terms contained in the notice to Company. If Company fails to match and preempt the third-party offer, Producer will be free to accept such third-party offer. In the event the third-party offer shall not materialize into an agreement with the third party, the last refusal rights of Company shall be in full force and effect with respect to any succeeding third-party offer(s). However, in the event the third-party offer does materialize into an agreement with the third party, the rights of first negotiation and last refusal of Company shall terminate, and Producer shall have no further obligations, and Company shall have no further rights with respect to such Non-PPT Program.
10. FIRST NEGOTIATION/LAST REFUSAL RESPECTING ACQUISITION OF RIGHTS TO PROFESSIONAL POKER TOUR
     A. In the event that Producer or Successor Company decides not to organize any future PPT Events, Producer shall give Company formal notice in writing of such election within one hundred eighty (180) days of Producer’s such decision and, provided that Company is not in material breach of this Agreement, Company, at its election, shall have the right of first negotiation and last refusal to acquire all rights to the PPT Event (“Acquisition”) so that Company may continue organizing the Professional Poker Tour Event without Producer’s or Successor Company’s participation. The parties shall negotiate exclusively for a period of sixty (60) days after Company’s receipt of such notice (the “Exclusive Negotiation Period”) with respect to the terms and conditions for Company’s Acquisition.
     B. If Company notifies Producer that it is not interested in pursuing the Acquisition, or the foregoing negotiations between the parties with respect to the Acquisition do not result in an agreement, Producer shall thereafter be free to enter into negotiations with any third party with respect to such Acquisition, provided, Producer will notify Company in writing of the material terms of any third-party offer Producer would like to accept, and Company shall thereafter have a period of fifteen (15) days to match and preempt such offer by giving Producer written notice of its acceptance of the material terms contained in the notice to Company. If Company fails to match and preempt the third-party offer, Producer will be free to accept such third-party offer. In the event the third-party offer shall not materialize into an agreement with the third party, the last refusal rights of Company shall be in full force and effect with respect to any succeeding third-party offer(s). However, in the event the third-party offer does materialize into an agreement with the third party, the rights of first negotiation and last refusal of Company shall terminate. Any disposition to a party other than Company shall be subject to Company’s rights under this Agreement with respect to the Program.
11. HOLDBACK
     Except as authorized by Company hereunder, neither the Program, nor, subject to paragraph 18 below, any elements thereof (including outtakes) or versions thereof shall be exhibited on Television in the United States Territory prior to or during the License Period. Notwithstanding the foregoing, Company acknowledges and agrees that, in the event that Company is not involved in the production of the Additional Programs, Producer shall have the right to use up to three minutes (3:00) of consecutive footage and up to five minutes (5:00) of footage in the aggregate from the Program in, or in connection with, such Additional Program for exploitation on Television in the United States Territory during the License Period. Notwithstanding the foregoing, Producer may utilize clips from the Program in the promotion of the PPT on Television in the United States Territory during the License Period, provided that no individual clip exceeds 2 minutes of consecutive footage or seven (7) minutes of footage in the aggregate, without Company’s prior written approval. Producer shall include the Travel Channel bug or a constant Chyron on such promotional clips where practicable, provided that Company shall have the right to cause Producer to remove the bug or Chyron at Company’s request (Provided that such removal shall be done on a prospective basis). Notwithstanding anything to the contrary contained herein, and only with regards to online exploitation of clips from the Program, Producer may use clips of up to five (5) consecutive minutes and of up to ten (10) minutes in the aggregate for promotional purposes only. Any other online use shall require Company’s prior written approval.

12. PREMIERE STATUS
     Producer represents and warrants that the Episodes respecting Seasons subsequent to the first Season have not been and will not be exhibited on any form of Television prior to the commencement of the License Period and Company shall have the world premiere of each Episode constituting the Program provided that Company exhibits such Episode within ninety (90) days of delivery to and acceptance by Company of the final Program Materials deliverable hereunder for such Episode, such acceptance not to be unreasonably withheld or delayed. Producer represents and warrants that the Episodes respecting the first Season have not and will not be exhibited on any form of Television prior to March 1, 2006.
13. CREDITS
     A. The parties agree that the Program and all versions thereof shall contain the production credit for Company and Producer as set forth below in all media in the Territory. At its option and expense, Company may substitute another Company-affiliated entity in the production credit or remove its credit.
Produced by WPT Enterprises, Inc. for Travel Channel
     B. The parties agree that the Program and all versions thereof shall contain the production credit for Company in the end titles as set forth below in all media outside of the Territory. At its option and expense, Company may substitute another Company entity in the production credit or remove its credit.
Produced by WPT Enterprises, Inc. In Association with Travel Channel
     C. Producer shall receive an on-screen logo credit in the Program.
     D. Steven Lipscomb and, at Producer’s election, an alternative person approved by Company, shall receive exclusive Executive Producer credit(s) in the Program and Steven Lipscomb shall receive sole “Created By” credit in the Program. Notwithstanding the foregoing, Company shall be entitled to include a Network Executive Producer credit in the Company credits section of the Program.
     E. Producer may remove the Company credit outside of the United States Territory only if Producer can provide a written explanation to Company that demonstrates to Company that the Company credit would prevent sales of the Program to a third party.
     F. Company agrees not to remove any of the credit categories listed in the Credit Exhibit attached hereto (“Exhibit E”). Producer may modify the persons entitled to such credits based on the contributions made in connection with each Episode, provided that such modifications(s) will not materially extend the length of the credits. Nothing shall restrict Company’s ability to reposition or speed up the credits as set forth in the Master.

14. SPONSORSHIPS
A. (i) Without limiting Company’s right to sell advertising spots in and around the Episodes (e.g. :30 and :60 adjacencies and ads during commercial breaks) as well as billboards other than to hotels/casinos and legal online gambling, etc., subject to paragraph 17R below, neither party shall be authorized to negotiate and/or enter into agreements concerning sponsorships of the Program (including, without limitation, entitlement, sponsorship on the table felt (other than as set forth in the next sentence), secondary sponsorships and/or other integrated sponsorships) without the prior written approval of the other. Notwithstanding the foregoing, with respect to the table felt, subject to paragraph 14B below, Producer shall have the right to permit the name of the Company-approved host hotel/casino sponsor to appear on the felt, behind the commentators and on a banner around the table consistent with the size, form, placement and pervasiveness previously used in the “World Poker Tour” series.
     (ii) For clarity, Producer shall not authorize any onsite or other sponsorships that include any television component, and Company shall not sell any audio visually represented sponsorships in the Program (other than advertising spots and billboards as set forth in Section 14 (A)(i) above) without the approval of the other party. Both parties will endeavor in good faith to develop and mutually agree concerning sponsorships hereunder (including, without limitation, amounts payable to Producer and Company, if applicable, related to the revenue share and Company required media buy).
     B. Subject to paragraph 17R below, Producer is hereby authorized to permit players to wear sponsorship logos on their clothing, with the understanding that (i) any such sponsorship patch will not be larger than six square inches; and (ii) such sponsors may not be from any of the following categories: illegal activity of any kind (for the purposes of clarity a sponsorship for a casino located in a state where gambling is illegal would be prohibited, but a sponsorship for a casino located in a place where gambling is legal would be permissible); tobacco; firearms; personal hygiene (e.g. tampons, douches); sexual aids (e.g., Viagra and condoms); pornography, hard alcohol and broadcast media companies (collectively “Banned Products”).
     C. All website sponsors that appear in the Program, including, without limitation, on the felt and on players clothing, must sign the Affidavit as defined and described in paragraph 17R below. Any websites that are blurred completely so that they are not visible to the viewer do not require an Affidavit. Company acknowledges and understands that Season I contains footage with on-line gaming logos; Producer agrees that all such logos shall be fully digitized/blurred by Producer in-house (i.e., fuzzy blurring as opposed to so called “blur on the flame) so that they are not visible to the viewer.
15. PROMOTION
     A. Producer shall be permitted to incorporate two tosses to Travel Channel’s website into each Episode, which such website shall include a page co-branded with Company and PPT (the “Company Site”), and which such tosses shall be subject to Company’s approval. The

Company Site will contain prominent links to the Professional Poker Tour web site, subject to paragraph 17R below, the placement and number of such links to be determined by Company in its sole discretion. For purposes of clarity and notwithstanding the foregoing, Producer acknowledges and agrees that, in the event that the Professional Poker Tour website at any time includes the ability to engage in illegal online gambling, Company shall no longer be required to provide any links to the Professional Poker Tour website. Company acknowledges that it does not have the right to use the PPT name, trademark, logo, and/or images in any co-promotion of the Program with an external third party (other than the use of the title of the Series and for the promotion thereof) without the express written consent of Producer, which such consent shall not be unreasonably withheld. For the avoidance of doubt, Producer acknowledges and agrees that nothing in this paragraph shall restrict Company’s right to use the name or logo “Professional Poker Tour” (as such name or logo is used as title of the Series) for Company’s promotion of the Series or the Company networks, including advertising with third parties (for purposes of clarity, Company’s right to use the Professional Poker Tour name or logo as set forth herein shall not extend to using the World Poker Tour name or logo as such name or logo relates to the World Poker Tour entity apart from the Program in any manner that would imply sponsorship by the World Poker Tour entity of a third party). Notwithstanding anything to the contrary herein, and subject to Company’s right to use the PPT name and logos as set forth in the preceding sentence, Company acknowledges and agrees that it shall not use the PPT name logo, images or other intellectual property in a manner that connotes the PPT’s endorsement of a third party name or brand.
     B. (i) Company has agreed that the professionalpokertour.com address can be incorporated into the PPT shows as follows:
1.	On the overhead “flop shot” – comparable to where it has existed in Season II of the World Poker Tour series (“WPT Series”)

2.	In front of the Commentators – comparable to where it has existed in the WPT Series

3.	In 4-5 calls to action per show (placement and content to be approved by Company), e.g. “Want to play in a Professional Poker Tour event? Go to ProfessionalPokerTour.com”.
Such inclusion is subject to the following restrictions:
1.	In addition to the regular master delivered to Company, Producer will provide an additional “clean” master (i.e. without any ProfessionalPokerTour.com references) to Company for each future episode to be utilized as set forth herein.

2.	ProfessionalPokerTour.com will not contain any links or advertising to any site that provides illegal online gambling or other illegal activities (“Direct Link Sites”).

3.	In addition, ProfessionalPokerTour.com will not contain any links to any other “problematic websites” (i.e. websites that may not directly provide illegal online gambling or other illegal activities but that may be associated closely enough with such a site as to create an impression or idea of support for such illegal online gambling or other illegal activities) (“Indirect Link Sites”).

4.	No advertiser banners or pop up windows that are controlled by Producer and appear on the ProfessionalPokerTour.Com website will link to any of the problematic websites. In addition, Producer shall use commercially reasonable efforts to guard against problematic banners and pop up ads that are served by third parties and therefore not under the control of Producer.

5.	For purposes hereof, “link” shall be defined as the ability of a visitor to the ProfessionalPokerTour.com website to directly click through to another website through a hyperlink or similar device on the ProfessionalPokerTour.com website.
          (ii) If Company learns of a link that it reasonably believes to be too close to one of the “problematic websites”, Company may at any time thereafter substitute the “clean” masters for those containing references to professionalpokertour.com for subsequent broadcasts. If Producer is unsure as to whether Company would consider a link to be a “problematic website” then it shall so advise Company in order for Company to make a determination in its sole reasonable discretion.
          (iii). With regards to the links to the Indirect Link Sites, Producer will immediately be given Notice of the problem and Producer shall have a reasonable amount of time to remove the link to the violating site. Within a reasonable time after the problem is satisfactorily cured, as reasonably determined by Company in its sole discretion and to the extent that Company is able to do so in a reasonable and financially practical manner as determined by Company, the masters containing references to ProfessionalPokerTour.Com will begin to air again prospectively. If Producer cannot cure or chooses not to cure the problem, the “clean” masters may, at Company’s election, continue to be used until the problem is satisfactorily cured as reasonably determined by Company in its sole discretion or for the remainder of Company’s License Period (whichever occurs first) and Producer will be reimbursed the pro rata share of the PPT.com License Fee for any shows not yet broadcast.
          (iv) Notwithstanding anything in this Agreement to the contrary, in the event that Producer breaches the provisions regarding the Direct Link Sites, then Company shall have the right to use the clean masters. Notwithstanding the foregoing, in the event that Producer has in good faith linked to a website which, without Producer’s permission or knowledge, becomes a Direct Link Site, Producer shall have a period of forty eight hours from the time Producer finds out that such website has become a Direct Link Site (either by receipt of notice from Company or otherwise) to remove its link to the violating site before the provisions set forth in the immediately preceding sentence shall apply. For purposes of clarity, if the link to the violating site is not removed from the ProfessionalPokerTour.com website, then Company. shall have the right to use the clean masters and Producer shall not be entitled to any repayment of the PPT.com License Fee.

16. REVENUE SHARING
     A. Fifteen percent (15%) of Producer’s “Adjusted Gross Revenues” (as such term is defined in Exhibit H) from exploitation of Television Rights, Home Video Rights, Institutional and Transportation Non-Theatrical Rights, Publishing Rights and Merchandising Rights (as such terms are defined in this Agreement) in and to the Programs outside the United States Territory (“Company’s Participation”). Upon termination of this Agreement, the amount of Company Participation shall be as follows with respect to Merchandising Rights and Publishing Rights: **% of Adjusted Gross Revenues for ** after termination; **% of Adjusted Gross Revenues for ** after termination; and **% of Adjusted Gross Revenues for ** after termination. Thereafter, commencing with the fifth year after termination, Company will not be entitled to Company’s Participation with respect to Merchandising and Publishing Rights.
     B. “Merchandising Rights” shall mean the distribution, licensing, sale or other exploitation of tangible goods that utilize names, likenesses or characteristics of artists in their roles, or other personnel, materials or services included in the Program or any episode, or the title, props, sets, expressions or other elements of the Program, and that are made for sale to the general public. For clarity, Merchandising Rights do not include Publishing Rights and Home Video Rights, services, or commercial tie-in rights.
     C. “Publishing Rights” shall mean production, manufacture or other exploitation, by means of text, still photo and/or still illustration in any format now known or hereafter developed (including, without limitation, books, magazines and newsletters and customary subsidiary rights such as paperback reprints, book club publications, audio recordings, etc.).
17. ADDITIONAL PROVISIONS
     A. For purposes of this Attachment, “Transportation Non-Theatrical Media” shall mean the distribution, licensing, sale, rental and/or exploitation on video cassettes, videodiscs or in any other analogous format, now existing or hereafter invented, to airline, rail, cruise and other markets customarily referred to as “in-flight” or “transportation” (including, without limitation, air, rail or cruise transportation bearing the flag of any country within the Territory or based in any country within the Territory, traveling to any country within or outside of the Territory).
     B. Notwithstanding anything to the contrary herein, Company acknowledges and agrees that Producer shall be allowed to provide banner space to its member casinos, around the PPT final table (subject to the restrictions of Paragraph 17.P. below). Company shall have the right to preapprove any such banner space and the content of such banners for the casinos in its sole discretion, provided that such approval shall not be unreasonably withheld. Subject to paragraph 17R below, Company hereby pre-approves PPT Foxwoods, PPT Bay 101, PPT Commerce Casino, PPT Bellagio and PPT Mirage. For purposes of clarity, the manner and placement of such banners shall be subject to Company’s editorial approval, which shall not be exercised unreasonably.

     C. Company shall exhibit each Episode of the Program at least two (2) times within a period of twenty-four (24) months from delivery and acceptance of the relevant Episode provided such Episode is fully compliant with all terms of this Agreement. In the event that Company does not exhibit any Episode at least twice within such 24 month period, then Company’s Non-Standard Television rights to such Episode (i.e., to the applicable Episode only) shall be non-exclusive.
     D. Producer acknowledges that Company deems the provision by Producer of the personal services of Steve Lipscomb as Executive Producer all times during and in connection with the production of the Program is of the essence of this Attachment and a material inducement to Company entering into this Attachment.
     E. Notwithstanding anything to the contrary herein or in the Master Agreement, Company shall have the right to creative and editorial input throughout, and approval over, all aspects of pre-production, production, post-production and completion of the Program (the “Production Activities”). Company may be present during the Production Activities and shall designate person(s) as representative(s) for production approvals required herein. Materials submitted for approval shall be clearly indicated as such. Company approvals shall be exercised within ten (10) business days of receipt of material, except Company shall have a reasonable amount of time to approve final delivery of all Program Materials; silence shall not be deemed an approval.
     F. The Program shall be delivered to Company free of encumbrances (other than music performance society payments to ASCAP, BMI, SESAC and each of their foreign affiliates) including, without limitation, liens, security interests, collective bargaining agreements, residual or reuse obligations and moral rights or attribution obligations so that Company may exercise its rights hereunder without any payments or obligations to any third party. Producer shall obtain written releases and/or licenses for all elements in the Program (e.g., stock footage and photos, people, music, graphics and other artwork, trademarks and locations) as necessary to ensure that the Program is in compliance with the preceding sentence (“Written Releases”). Producer may not include in the Program any encumbered elements without prior written approval from Company.
     G. For purposes of clarity, Producer shall be entitled to promote and publicize the Professional Poker Tour event itself or the individual events comprising the Professional Poker Tour. Producer acknowledges and agrees that Company shall have the exclusive right to control the promotion and publicity regarding the Program. Company shall consult with Producer with regards to the form and content of press releases created by Company regarding the Program.
     H. Company acknowledges and agrees that it has not, as a result of this Agreement, or as a result of its exercise of any of its editorial approvals hereunder, acquired an ownership interest in whole or in part in the Program or the copyright therein.
     I. Company acknowledges and agrees that it shall not have the right to repurpose this Program.

     J. Company acknowledges and agrees that the provisions of paragraph 6.2 of Exhibit A of the Master Agreement shall only apply to the extent that factual statements are being made by a narrator, host, in a voiceover, or through on-screen graphics but shall not apply to statements made by tournament participants. In addition, Producer represents and warrants that Producer will ensure that all player participants in the PPT tournaments agree to comply with all applicable rules of the game.
     K. Company will have the right to approve the talent used for the Program and Episodes covered by such Additional Series Order (e.g., approval over the Program announcers and host(s)), consistent with the Company-approved budgets and talent availability. Company hereby preapproves solely for Season One, Kaye Han, Mark Seif and Matt Corby.
     L. Producer represents and warrants that it has or will enter into agreements with the relevant individual tournaments that will make it possible to maintain a Professional Poker Tour consisting of the same event (or comparable events if pre-approved by Company) as the event contemplated under this Agreement and in order for Producer to fully perform under this agreement for all Season.
     M. Intentionally Deleted. See Paragraph 14 above.
     N. Producer acknowledges and agrees that all tournaments shall be overseen by an independent tournament director.
     O. Without limiting Company’s editorial rights in and to the Program and for purposes of clarity, Producer acknowledges and agrees that Company’s editorial rights include the right to pixilate, blur and/or remove audio and/or visual elements of contained in the Program.
     P. In the event of a material breach, Company shall have fifteen (15) days from notification by Producer of such breach to cure such breach. In addition, the parties acknowledge and agree that, notwithstanding the provisions of Paragraph 12 of Exhibit A to the Master Agreement, Producer’s right to cure as set forth in such Paragraph 12 shall be increased from ten (10) days to fifteen (15) days from notification to Producer.
     Q. Intentionally Omitted
     R. (i) Notwithstanding anything in this Agreement to the contrary, Producer acknowledges and agrees that it will not permit any .com or .net (i.e., commercial website) company to be a sponsor of the Program, PPT (and all of its tournaments) and/or PPT.com if such entity permits illegal gambling and/or online gambling in the United States even if such online gambling in the US becomes legal. In addition, Producer acknowledges and agrees that it will not permit any .net (i.e., educational website) sponsor of the Program, PPT (and all of its tournaments) and/or the PPT website if such entity permits gambling of any kind. In addition to all of the representation and warranties set forth in the Master Agreement, Producer represents and warrants to Company as follows: (i) any .com sponsor of the Program, PPT (and all of its tournaments) and/or the PPT website will be required by Producer to sign an affidavit, in form approved by Company, attesting to the fact that such website does not permit illegal gambling and/or gambling by in the United States ; and (ii) any .net sponsor of the Program, PPT (and all of its tournaments) and/or the PPT website will be required by Producer to sign an affidavit, in form approved by Company, attesting to the fact that such website does not permit gambling of any kind. The obligations imposed on parties signing Affidavits shall be no more stringent than the obligations that Company imposes on parties that Company contracts with for online, educational sites related to gaming that are included within the editorial of non-paid programming. Notwithstanding anything in this subsection to the contrary, in the event Company determines that online gambling laws in the US have changed sufficiently so that online gambling in the US becomes legal and Company elects in its sole discretion to accept online gambling advertising and sponsorships in the US from third parties, then Company shall offer Producer the same opportunity in connection with the subject matter of this subsection on the same terms and conditions as such third party (e.g. day part limitations, disclaimer requirements).
          (ii) Without in any way limiting Company’s other rights under this Agreement, and notwithstanding anything herein to the contrary, it is understood that Company shall have the right to prior approval in writing of any and all names and logos that appear in the Program (including, without limitation, the Professional Poker Tour logo, and any promotional or sponsor logos that may be featured on the table felt, jackets or otherwise) other than fleeting, incidental appearances that fall under the so called “fair use” trademark exception. In addition, without limiting the provisions of paragraph 17R(i) above, in the event that Company approves the inclusion of the name and/or logo any website that involves legal online gambling, Producer shall sign or cause to be signed, as the case may be, one of the forms of affidavit referenced in paragraph 17R(i) above (the “Affidavit”).
          (iii) Attached hereto as Exhibit I and included herein are the forms of Affidavit to be used by Producer in accordance with this paragraph 17R.
     S. Nothing in this Agreement shall be deemed to limit, amend, restrict or otherwise modify the provisions of the WPT Agreements.
     T. Notice of Material Breach and Right to Cure. If any party to this Agreement believes that the other party has committed a material breach of any provision hereof, then such party must provide notice in writing, specifying the alleged material breaches and specifying the requested steps necessary to cure such breaches, and provide fifteen calendar days from the date of receipt of such notice for the other party or parties to cure such alleged material breach. This provision is a material pre-condition to the institution of any litigation by any party hereto against any other party hereto respecting a breach which is capable of being cured.
     U. Attorneys Fees. The prevailing party in any litigation between or including the parties hereto arising out of or relating to this Agreement shall be entitled to an award of its reasonable attorney’s fees and costs and charges incurred in such litigation.

18. ADDITIONAL MODIFYING TERMS
     The provisions of this paragraph 18 shall govern notwithstanding anything in this Agreement (i.e., the Attachment and/or the Master) to the contrary.
     A. Definitions. As used in this Agreement, the following terms shall have the following meanings:
          (i) “Episode Clip” shall mean footage shot in connection with the production of an Episode of the Program which is actually included within the final edit of the Episode delivered to Company.
          (ii) “Existing Episode” shall mean any Episode of Professional Poker Tour licensed to Company pursuant to this Agreement.
          (iii) “Extended Holdback Date” shall mean the date that is two (2) years after the expiration of the License Period for each Episode, on an Episode by Episode basis.
          (iv) “Existing Holdback Provisions” shall mean the following: (i) the first sentence of Paragraph 11 of the Attachment to this Agreement, and (ii) Paragraph 2 of Exhibit A, the Standard Terms and Conditions, of this Agreement.
          (v) “Final Season” shall mean the last Season of Professional Poker Tour events covered by Episodes ordered by Company pursuant to this Agreement.
          (vi) “New Season” shall mean one or more episodes covering the events of the Professional Poker Tour Season occurring immediately following the Final Season, including special events produced in connection therewith.
          (vii) “New PPT Season Holdback Date” shall mean the date that is one (1) year after the Outside Premiere Date, provided that, if Producer fails to deliver the Episodes comprising the first Season of the Program reasonably consistent with the Production Schedule, the New PPT Season Holdback Date will be the date that is eighteen (18) months following the Outside Premiere Date.
          (viii) “Outside New Season Holdback Date” is the later of (i) the New PPT Season Holdback Date, and (ii) the “New WPT Season Holdback Date” (as defined in the WPT Agreements).
          (ix) “Outside Premiere Date” is the earlier of (i) the date of the initial exhibition by Company of any Episode produced in connection with the Final Season, and (ii) the date that is four months after the delivery of an Episode produced in connection with the Final Season.
          (x) “Outtake Clip” shall mean footage shot in connection with the production of an Episode of the Program which is (i) not actually included within the final edit of the Episode delivered to Company, and (ii) not a Sister Clip.

          (xi) “Outtake Clip Holdback Date” shall mean the date that is the earlier to occur of: (a) the date that is six (6) months after the initial exhibition of the Episode from which the applicable Outtake Clip was taken or shot in connection with, or (b) the date that is nine (9) months after the delivery of the Episode from which the applicable Outtake clip was taken or shot in connection with, provided that with respect to the initial Season hereunder, the outside date in this subsection 18A(xi)(b) shall be twelve (12) months after delivery (i.e., in lieu of 9).
          (xii) “Poker Tour Show” shall mean a program produced by Producer covering or presenting a poker tournament or series of poker tournaments other than episodes produced in connection with the Professional Poker Tour or the World Poker Tour.
          (xiii) “Poker Tour Show Holdback Date” shall mean December 31, 2007.
          (xiv) “Re-Creation Program” shall mean a program depicting a poker tournament using the same players from a PPT tournament, who were included in an Existing Episode (or actors impersonating the players) covering such PPT tournament, in which (i) the players are dealt the same hands that they were dealt in the Existing Episode, and (ii) the players play the hands the same way that the players played the identical hands in the Existing Episode.
          (xi) “Sister Clip” shall mean footage shot in connection with the production of an Episode of the Program which is (i) not actually included within the final edit of the Episode delivered Company, and (ii) covering the same or substantially the same moments in time as footage included within the final edit of the Episode delivered to Company (e.g., without limitation, footage of the same hand of poker that is featured within the Episode, but from a different camera angle; if shooting at a 5:1 ratio, the four (4) shots not used in the Episode would be considered “sister” shots of the shot included in the Episode).
          (xii) “WPT Agreements” shall mean those certain agreements between Producer and Travel Channel. respecting the license of rights to Travel Channel in and to the WPT Series.
     B. New Seasons of Professional Poker Tour. The following provisions shall govern Producer’s exploitation or license of Episodes produced in connection with a New Season of the Professional Poker Tour.
          (i) Confirmation of Right to Exploit New Season. Notwithstanding anything to the contrary in this Agreement, if Company declines to exercise the option to acquire a New Season of Professional Poker Tour under Paragraph 4A of this Agreement and its rights of first negotiation/last refusal therefor under Paragraphs 8A and 8B of this Agreement have expired, Producer may exhibit or permit a third party to exhibit the New Season of Professional Poker Tour within the Territory in any and all media without restriction other than those in Sections 18B(ii) and 18B(iii).
          (ii) Commencement of New Season. Producer shall not exhibit or permit a third party to exhibit a New Season of the Professional Poker Tour or any other programs covering Professional Poker Tour events or utilizing the Professional Poker Tour trademark and logos (excluding Existing Episodes which are subject to 18.C. below) within the Territory prior to the New PPT Season Holdback Date. Producer shall not be restricted in any manner from exploiting or permitting a third party to exploit a New Season or other programs covering the Professional Poker Tour events or utilizing the Professional Poker Tour trademarks and logos (excluding Company-owned trademarks and Existing Episodes which are still subject to Section C below) in the Territory subsequent to the New PPT Season Holdback Date, even if such New Season or programs are similar to Existing Episodes as clarified in paragraph 18D(v) below.
          (iii) Early Publicity Commencement. Notwithstanding anything to the contrary in this Agreement, Producer may commence public activities to promote and publicize the premiere of the New Season within the Territory in any and all media commencing on the date that is thirty (30) days before the New PPT Season Holdback Date; provided that Producer shall not cause there to be any promotion of such New Season on any of the DCI Services.
     C. Holdback on Existing Episodes. Producer shall not exhibit, or permit a third party to exhibit, any Existing Episode of Professional Poker Tour, (but not including any outtakes or Sister Clips to the extent governed by Section 18.E below) or versions thereof, on Television within the Territory prior to the Extended Holdback Date; provided that, Producer may commence public activities to promote and publicize the broadcast of an Existing Episode within the Territory in any and all media commencing on the date that is thirty (30) days before the Extended Holdback Date; and provided further that, nothing contained in this Agreement shall limit Producer’s right to exploit clips/footage from the Existing Episodes in accordance with Paragraph 11 of this Agreement. Producer shall not be restricted in any manner from exploiting or permitting a third party to exploit Existing Episodes within the Territory in any and all media subsequent to the Extended Holdback Date respecting such Episodes.
     D. Holdbacks on Poker Tour Shows.
          (i) Prior to the Poker Tour Show Holdback Date. Producer shall not exhibit or permit a third party to exhibit any Poker Tour Show in the Territory on Television prior to the Poker Tour Show Holdback Date. Subject to Section 18.D(ii) below, Producer shall not be restricted in any manner from exploiting or permitting a third party to exploit a Poker Tour Show within the Territory in any and all media subsequent to the Poker Tour Show Holdback Date. For purposes of clarity, subsequent to the Poker Tour Show Holdback Date, Producer shall have the right to produce a program and/or television series for exploitation in any and all media throughout the Universe covering or presenting a poker tournament or series of poker tournaments, that incorporates or features, inter alia, hole card cameras, graphical statistics, poker players that might also appear at PPT events, the game of Texas Hold’em or a version thereof, lighting and/or Casinos that might also be featured in the PPT Program, even if such program or television series is similar to Existing Episodes, as clarified in paragraph 18D(v) below, provided that Producer complies fully with Section 18.D(ii) below.
     (ii) Subsequent to Poker Tour Show Holdback Date. After the Poker Tour Show Holdback Date and prior to the Outside New Season Holdback Date, without limiting Company’s rights pursuant to Paragraph 9 of the Agreement (i.e. first negotiation and last refusal rights), Producer has the right to produce and exploit Poker Tour Shows of any kind via Television in the Territory, provided (i) such Poker Tour Show does not include Program footage (i.e. audio and/or video) and/or Sister Clips from an Existing Episode prior to the expiration of the applicable License Period for such Existing Episode, (ii) such Poker Tour Show does not include the PPT theme song from the Program and/or the title of the Program (i.e. “Professional” or “Poker Tour”), and/or (iii) such Poker Tour Show is not a Re-Creation Program or a program covering the same PPT tournament as the tournament covered by the Existing Episode (e.g. using Sister Clips or Outtake Clips). Producer shall not be restricted in any manner from exploiting or permitting a third party to exploit a Poker Tour Show that (i) uses the words “Professional” or “Poker Tour” in the title and/or (ii) uses the WPT or PPT theme song, in any and all media within the Territory subsequent to the Outside New Season Holdback Date. For purposes of clarity, subsequent to the Outside New Season Holdback Date, Producer shall have the right to produce a television series for exploitation in any and all media throughout the Universe covering or presenting a poker tournament or series of poker tournaments, that incorporates or features, inter alia, hole card cameras, graphical statistics, poker players that might also appear at PPT events, the game of Texas Hold’em or a version thereof, lighting and/or Casinos that might also be featured in the PPT Program, that also has the words “Professional” or “Poker Tour” in the title, and/or uses the WPT or PPT Theme songs, even if such program or television series is similar to Existing Episodes, as clarified in paragraph 18D(v) below.
          (iii) Existing Holdback Provisions. This Section 18.D. supersedes the Existing Holdback Provisions in their entirety.
          (iv) Programs that are not Poker Tour Shows. Subject to Paragraph E below, the PPT Agreement shall not be construed to limit Producer’s ability to exploit or permit a third party to exploit programs that are not Poker Tour Shows and/or Existing Episodes (subject to the first negotiation and last refusal provisions in paragraphs 8 and 9 of this Agreement) throughout the Universe in any and all media at all times.
          (v) Clarification. It is acknowledged that, without limiting any of the provisions of this Agreement, Producer’s right to produce and exploit Poker Tour Shows after the Poker Tour Show Holdback Date includes the right to produce and exploit shows that are similar to Existing Episodes, and that poker shows such as (i) Celebrity Poker (on Bravo), (ii) World Series of Poker (on ESPN) and (iii) Hollywood Hold ‘Em (on E!) each would be deemed acceptable by Company (i.e., if produced and exploited by Producer) and would not violate Company’s rights during such period under this Agreement.
     E. Clip Rights. Notwithstanding Company’s exclusive rights in the Program and any other provisions to the contrary under this Agreement, and in addition to Producer’s right to exploit clips from the Program pursuant to this Agreement:
     (i) Outtake Clips. Except as otherwise set forth in this Agreement, Producer shall not exploit Outtake Clips on Television within the Territory prior to the Outtake Clips Holdback Date. Producer reserves the right, subsequent to the Outtake Clips Holdback Date and prior to the expiration of the License Period for the Existing Episode from which the clip was cut or shot in connection with, to exploit Outtake Clips as follows: (i) provided the applicable Outtake Clips do not include any WPT, PPT and/or Company branding or mentions of any kind, then such Outtake Clips may be exploited throughout the Territory in any and all media; and (ii) if the applicable Outtake Clips include any WPT, PPT and/or Company branding or mentions of any kind, then such Outtake Clips may only be used on the Internet (i.e., the World Wide Web), subject to paragraph 18E(iii) below (re Prohibited Sponsors). Producer shall not be restricted in any manner from exploiting or permitting a third party to exploit: (x) Outtake Clips outside of the Territory at any time; and/or (y) Outtake Clips (i.e., for the purposes of clarification, in no event may such clips include any materials owned, created and/or added by Company at any time) within the Universe in any and all media subsequent to the expiration of the License Period for the Existing Episodes from which the clips were cut from or shot in connection with.
     (ii) Sister Clips and Episode Clips. Except as otherwise set forth in this Agreement, Producer shall not exploit Sister Clips or Episode Clips on Television within the Territory prior to the expiration of the License Period respecting the Episode from which the applicable Sister Clips or Episode Clips, as applicable, were taken. Notwithstanding the foregoing, subject to paragraph 18E(iii) below, Producer shall have the right to commercially exploit up to a maximum of five minutes of Episode Clips and Sister Clips from an Episode after the Outtake Clip Holdback Date on the Internet (i.e., the world wide web), solely for an online educational/instructional program concerning poker (i.e., a how to play poker program or series) (the “Authorized Educational Use”) (i.e., for the purposes of clarification, in no event may such clips include any materials owned, created and/or added by Company after delivery). The parties acknowledge and agree that Producer shall have the unrestricted right to exploit Sister Clips and Episode Clips (i.e., for the purposes of clarification, in no event may such clips include any materials owned, created and/or added by TRV at any time) throughout the Universe in any and all media, subsequent to the expiration of the License Period respecting the Episode from which the applicable Sister Clips or Episode Clips, as applicable, were taken or shot in connection with.
     (iii) The rights reserved by Producer in this Section E respecting the exploitation by Producer of the Outtake Clips, Sister Clips and Episode Clips shall not be construed to permit Producer to stream an Episode or a virtual reconstitution thereof on the Internet or elsewhere on Television in the Territory prior to the expiration of the Extended Holdback Date. Producer represents and warrants that Producer shall not exclude footage from the Program for the purpose of retaining the best footage for use as Outtake Clips. In addition, prior to the expiration of the applicable License Period, in no event shall authorized uses of the Outtake Clips, the Sister Clips or the Episode Clips be made, if the applicable clips include any branding for or identification of WPT,r PPT and/or Company, where the use is sponsored by or proximate to (i.e., visible or audible simultaneously with) references to or advertising for products in the following categories: illegal activity of any kind (for the purposes of clarity a sponsorship for a casino located in a state where gambling is illegal would be prohibited, but a sponsorship for a casino located in a place where gambling is legal would be permissible); tobacco; firearms; sexual aids (e.g., Viagra and condoms); pornography and hard alcohol (collectively “Prohibited Sponsors”), provided that it is expressly agreed that in the event that TRV’s policies change with respect to sponsorship by any of the Prohibited Sponsors, TRV will notify Producer and Producer will have the right to seek sponsorship as may be permitted by the revised policy, and provided further that Producer shall have the right to propose an exception for any product(s) from the Prohibited Sponsor categories, and DCI will consider such request for an exception in good faith. Failure by TRV to so notify Producer of a change in its sponsorship policies shall not be deemed a breach of this Agreement. By way of example with respect to Internet use, no Prohibited Sponsors may appear adjacent to or on the same page view with (i.e., not inclusive of any pop-ups over which Producer has no control) the applicable clip hereunder; that is, any sponsorship by Prohibited Sponsors must be at least one click away from the authorized Internet use of the clips).
     F. Limitation on Restrictions. Nothing contained in this Agreement shall be construed to restrict Producer’s right to produce and exploit, or construed to accord Company any rights (e.g. rights to holdback, exclusivity, exploitation, negotiation, acquisition, or limitation) with respect to any of the following: (a) the World Poker Tour, (b) programs that are not covering or presenting poker tournaments (e.g. a dog show), and/or (c) programs that are not produced for Television exploitation in the Territory and which in fact are not so exploited in the Territory (e.g. poker and other programs produced for foreign broadcasters).
     G. Conflicts. In the event of a conflict between any provision of this Section 18 and another provision or provisions of this Agreement, the terms of this Section 18 shall control.

19.	INCLUSION OF STANDARD TERMS AND CONDITIONS
     The parties agree that except as expressly modified hereby, the Master Agreement shall be ratified, confirmed and included herein. In the event of any inconsistency between the terms of this Attachment and the Master Agreement, the terms of this Attachment shall govern. The parties agree that the terms of the Master Agreement, as modified hereby, express the entire agreement between Company and Producer and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof.
     IN WITNESS WHEREOF, the parties hereto hereby execute this Attachment as of the date first specified above.

WPT ENTERPRISES, INC.		DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Adam Pliska	By:	/s/ Patrick Younge

Printed Name: Adam Pliska		Printed Name:	Patrick Younge

Title:	General Counsel	Title:	EVP/GM Travel Channel

Date:	1/25/06	Date:

Exhibit C-1
PROFESSIONAL POKER TOUR — PAYMENT TEMPLATE
The Payment Schedule for each Season and each Episode or Additional Series Episode, as the case may be, to be produced pursuant to this Agreement shall be as follows:
PAYMENT A — **% of the total License Fee for each Episode and Additional Special, as applicable: Payment to Producer: (a) within fourteen (14) days of Producer’s execution of this Agreement, in connection with Episodes and Additional Specials produced in connection with Season II, (b) within fourteen (14) days of Company’s receipt of insurance policies required to be delivered pursuant to the Program Materials in connection with Episodes to be produced in connection with each Additional Series Order (if applicable) and only subsequent to Company’s exercise of any Option pursuant to Paragraph 4(A) of the Agreement, if ever; [and (c) within fourteen (14) days of Company’s receipt of insurance policies required to be delivered pursuant to the Program Materials in connection with each Special and Additional Special (as applicable) to be produced pursuant to this Agreement, if any, and only subsequent to Producer’s and Company’s agreement upon the License Fee in connection with each such Special and or Additional Special].
PAYMENT B — **% of the License Fee for each Episode as applicable: Payment at least thirty (30) days prior to commencement of principal photography of such Episode as detailed in the mutually approved Production Schedule.
PAYMENT C — **% of the License Fee for each Episode as applicable: Payment within 14 days of delivery to and approval by Company of the all Program Production Milestone Materials – Editorial Milestones Items 1- 10. And Final Program Materials – Program Master Tapes and Material Elements, Items A1-3 of such Episode, Special or Additional Special as detailed in the mutually approved Production Schedule.
PAYMENT D —**% of the License Fee for each Episode, as applicable: Payment within 14 days of delivery to and approval by Company of (a) all Final Program Materials, (b) Program Production Element Binder, Items B1-2 and (c) Program Legal binder, Items C1-3 of such program as detailed in the mutually approved production schedule.
The parties agree to work together to prepare the actual anticipated cash payment dates payable pursuant to this Payment Template in accordance with the Production Schedule in connection with each Episode, produced pursuant to this Agreement; provide that, in the event of an inconsistency between this Payment Template and the Payment Schedule, the Payment Template shall control.

PART OF AGREEMENT BETWEEN THE DISCOVERY COMMUNICATIONS, INC.
AND WPT ENTERPRISES, INC.
DATED AS OF JANUARY __, 2006
Exhibit C-2
Payment Schedule

WORLD POKER TOUR
PAYMENT SCHEDULE
EP.	EVENT	LICENSE FEE	A **% Upon Mutual Execution	B **% Payment within 30 days prior to commencement of scheduled PPT Events	B Delivery Date	C **% Payment within 14 days of delivery to and approval by DCI of the all Program Production Milestone Materials	C Delivery Date	D **% Payment within 14 days of delivery to and approval by DCI of all Final Program Materials	D Delivery Date
P101A	Foxwoods A	$**	$**	$**	8-Oct-04	$**	14-Feb-06	$**	28-Feb-06	$**
P101B	Foxwoods B	$**	$**	$**	8-Oct-04	$**	21-Feb-06	$**	7-Mar-06	$**
P101C	Foxwoods C	$**	$**	$**	8-Oct-04	$**	28-Feb-06	$**	14-Mar-06	$**
P101D	Foxwoods D	$**	$**	$**	8-Oct-04	$**	7-Mar-06	$**	21-Mar-06	$**
P101F	Foxwoods Final	$**	$**	$**	15-Oct-04	$**	14-Mar-06	$**	28-Mar-06	$**
P102A	Commerce A	$**	$**	$**	7-Jan-05	$**	21-Mar-06	$**	4-Apr-06	$**
P102B	Commerce B	$**	$**	$**	7-Jan-05	$**	11-Apr-06	$**	25-Apr-06	$**
P102C	Commerce C	$**	$**	$**	7-Jan-05	$**	24-Apr-06	$**	9-May-06	$**
P102D	Commerce D	$**	$**	$**	7-Jan-05	$**	2-May-06	$**	16-May-06	$**
P102F	Commerce Final	$**	$**	$**	21-Jan-05	$**	2-May-06	$**	16-May-06	$**
P103A	Bay 101 A	$**	$**	$**	28-Jan-05	$**	16-May-06	$**	30-May-06	$**
P103B	Bay 101 B	$**	$**	$**	28-Jan-05	$**	23-May-06	$**	6-Jun-06	$**
P103C	Bay 101 C	$**	$**	$**	28-Jan-05	$**	6-Jun-06	$**	20-Jun-06	$**
P103D	Bay 101 D	$**	$**	$**	28-Jan-05	$**	13-Jun-06	$**	27-Jun-06	$**
P103F	Bay 101 Final	$**	$**	$**	4-Feb-05	$**	20-Jun-06	$**	4-Jul-06	$**
P104A	Bellagio A	$**	$**	$**	11-Mar-05	$**	4-Jul-06	$**	18-Jul-06	$**
P104B	Bellagio B	$**	$**	$**	11-Mar-05	$**	18-Jul-06	$**	1-Aug-06	$**
P104C	Bellagio C	$**	$**	$**	11-Mar-05	$**	25-Jul-06	$**	8-Aug-06	$**
P104D	Bellagio D	$**	$**	$**	11-Mar-05	$**	1-Aug-06	$**	15-Aug-06	$**
P104F	Bellagio Final	$**	$**	$**	25-Mar-05	$**	8-Aug-06	$**	22-Aug-06	$**
P105A	Mirage A	$**	$**	$**	8-Apr-05	$**	17-Aug-06	$**	31-Aug-06	$**
P105B	Mirage B	$**	$**	$**	8-Apr-05	$**	29-Aug-06	$**	12-Sep-06	$**
P105C	Mirage C/D	$**	$**	$**	8-Apr-05	$**	6-Sep-06	$**	20-Sep-06	$**
P105F	Mirage Final	$**	$**	$**	8-Apr-05	$**	13-Sep-06	$**	27-Sep-06	$**
	TOTALS	$**	$**	$**		$**		$**		$**

PART OF AGREEMENT BETWEEN THE DISCOVERY COMMUNICATIONS, INC.
AND WPT ENTERPRISES, INC.
DATED AS OF JANUARY __, 2006
Exhibit D
PROGRAM MATERIALS
PROGRAM MATERIALS: The Program Materials for each Program shall consist of elements and documentation listed below. Producer and DCI (or DCI entity previously identified in the preamble of the Agreement) further agree that DCI may require Producer to deliver certain other materials, not included in this Exhibit, in addition to the Program Materials specifically listed below (the “Additional Program Materials”). Any and all Additional Program Materials will be delivered to DCI by Producer and included as part of the Program Materials, provided that, if and to the extent the cost of any Additional Program Materials cannot be accommodated within DCI approved Production Budget, Producer shall give DCI written notice of the incremental direct, out-of-pocket cost involved and secure DCI’s prior written approval before incurring such additional cost.
INCOMPLETE DELIVERY: To the extent that any materials or documents are incomplete or fail to meet the material requirements specified herein, DCI shall so notify Producer with reasonable specificity, and Producer shall promptly thereafter correct all such deficiencies by making delivery to DCI of the proper materials and documents required hereunder. Acceptance by DCI of less than all of the items required for delivery of the Program and/or release of the Program by DCI prior to delivery of all of the items required for delivery of the Program shall not be construed as a waiver by DCI of Producer’s obligation to deliver any item required hereunder. Under no circumstances shall Producer be relieved of the obligation to deliver all of the materials and documents required hereunder, nor shall DCI be deemed to have waived any of said delivery requirements unless DCI shall so notify Producer in writing, designating the particular item or items which need not be delivered by Producer to DCI. If Producer fails to correct the deficiency in a timely manner and if DCI is required to correct the deficiencies directly, DCI reserves the right to take steps to recover those direct costs incurred by withholding those direct costs from the final payment/budget contribution. If there is a deficiency, DCI shall be reimbursed for any direct costs incurred because of such deficiency, including but not limited to any additional QC checks beyond the initial QC.
PROGRAM MATERIAL SHIPPING: Prior to each shipment, notification of delivery must be conveyed via e-mail to the assigned DCI Production Manager. Delivery notification must contain a copy of the shipment’s complete inventory, shipment method and airbill information.
EDITORIAL MILESTONE MATERIALS
SENT TO:
Discovery Communications, Inc.
Attention: JOE SWIFT
One Discovery Place
Silver Spring, MD 20910-3354
1.	Intentionally deleted

2.	PROGRAM DESCRIPTION ONE SHEET: Program description of 100 words or more for the Program. Hard copy and electronic version. Final version of One Sheet delivered with Program rough-cut.

4.	PROGRAM CUTS: All cuts will be delivered with scratch track narration, burn-in time code and with corresponding script with time code. Fine cuts should be accompanied by a revised credit list (delivered electronically) for final DCI EP approval. Cuts delivered via Digital Media Delivery or VHS.

5.	DRAFT PROGRAM CREDITS: Electronic copy delivered with rough-cut/fine-cut for DCI EP approval.

7.	REVISED PRODUCTION SCHEDULES: Copy of updated production schedule should be sent to EP and PM when shooting/production shifts by one or more weeks and final delivery or budget are impacted.

6.	BETACAM SP NTSC PROMOTIONAL VIDEO SELECT REEL: Minimum of ten minutes of broadcast quality footage [with nat sound) to be used by DCI in any medium to promote the Program or DCI. Select Reel should not be a post- “produced” tape. All materials cleared as required by the contract for use within the Program and for promotional use in all media, all markets worldwide in perpetuity. Delivery of this reel is at the request of DCI at milestones of production and post production, however if program delivery is less than 5 weeks before broadcast, reel must be delivered at a minimum of 5 weeks prior to broadcast.

7.	TOURNAMENT DIRECTORS ASSOCIATION: A description of the Association should be sent to the PM.
INSURANCE, and LEGAL MILESTONE MATERIALS

SENT TO:
Discovery Communications, Inc.
Attention: SYDNI DREHER
One Discovery Place
Silver Spring, MD 20910-3354
1.	PRODUCTION INSURANCE POLICIES: Copy of production’s insurance policies (including, but not limited to: Worker’s Compensations, Production Insurance Package, US and/or Foreign General Liability, Non-Owned Auto Liability, Cast/Keyman). Production Insurance is to be bound before production’s contracted start date.

2.	E&O INSURANCE CERTIFICATE: Producer should obtain E&O policy through DCI’s preferred vendor. Title & Trademark clearance for all shows, full commissions and co-productions is the responsibility of the Producer. The title search is a vital component of your Errors and Omissions coverage. You must obtain DCI approval of your title prior to activating the title search. E&O (Errors and Omissions) liability insurance policy, applicable to the exhibition and distribution of the Program, should include the following:
a.	If required by DCI, Producer will add the program’s talent performers to Producer’s E&O policy.

b.	Certificate is to contain the Program Title and name Travel Channel, LLC as additionally insured.

c.	Term: Coverage should be maintained for no less than three (3) years .

d.	Limits: Should have limits of at least $1,000,000 per occurrence, $3,000,000 in the aggregate (with a deductible of no more than $25,000) with respect to each loss or claim involving the same offending act, failure to act, or matter, whether made by one or more persons and regardless of frequency of repetition, relating to the Program and insuring Producer against all liability assumed by Producer.

e.	On-line Endorsement: (if applicable)

f.	Title & Trademark Coverage: (NOT APPLICABLE))
3.	TITLE CLEARANCE REPORT. A copy of Program’s Title Clearance Report should be included in binder. Title Clearance report must detail full search including: federal all classes, state, common law and domain name.
FINAL PROGRAM MATERIALS AND FINAL PROGRAM LEGAL AND PRODUCTION ELEMENT BINDERS
SENT TO:
Discovery Communications, Inc.
Greg Ellison/DCI Library Services
Reference: SYDNI DREHER
8045 Kennett Street
Silver Spring, MD 20910
240-662-4711
240-662-1427 (fax)
Series final music cue sheet should be delivered with first Program protection master tape. Music cue sheets should be sent via e-mail to music_cue@discovery.com and your Production Manager. In addition, final Program transcript with CD or DVD disc should be sent to DCI at the time protection masters are sent to DCI.
DCI TECHNICAL SPECIFICATIONS: Reference the Technical Specifications of this Agreement for requirements regarding DCI bug clearance.
NON-LINEAR ON-LINE OUTPUT: DCI currently does not consider direct non-linear output using lossy compression as industry standard/accepted norms. Output from an uncompressed non-linear editing system is accepted, provided that the SMPTE 259M SDI interface is used for input and output, and a high-quality 10-bit analog to digital converter is used.
COMPRESSED SHOOTING: DCI currently does not accept Programs shot on highly compressed digital formats such as mini DV, DV Cam and DVC Pro formats. For this Series only the PD 150 Mini DV and DV cameras will be accepted – this is non-precedent setting.
TAPE LABELS: Labels must be typed in English and contain Program Series/episode title on all elements, material type (master, protection master, etc.) audio assignment, format (NTSC/PAL), aspect ratio (anamorphic/16:9), time code information (Drop/Non-Drop, VTC, ATC), Record Date, Facility Name and Shoot Location.
TECHNICAL FAILURES: If the protection master fails DCI’s Quality Control (QC) beyond the initial QC, DCI reserves the right to take steps to recover those direct costs incurred by withholding those direct costs from the final payment/budget contribution.

SHIPPING: Items listed below should be sent directly to Library Services as listed on the front of this Program Materials Exhibit
A.	PROGRAM MASTER TAPES and MATERIAL ELEMENTS: Program Master Tapes and Protection Master Tapes are to be shipped separately. First ship the Program protection masters for DCI Quality Control (QC) acceptance. Following 10 business days of DCI’s receipt of the protection masters, ship the Program material elements, Program binders and Program master tapes. This production shall be photographed 4:3 Full Frame on Beta SP & DV Cameras NTSC , mastered and delivered 4:3 full frame on Digital Betacam NTSC and aired in 4:3 full frame.
1.	DIGITAL BETACAM STEREO PROGRAM MASTER TAPE (MONO COMPATIBLE):

24 x 120:00 Commercial Minutes — Cut to Network Clock Program with text, graphics (including opening title sequence), bumps/teases (if required) and Program credits (including Program bug with dot.com) A completed *DCI Runsheet must be enclosed with each Program master tape.

Program master should be delivered as follows:

120:00 COMMERCIAL MINUTES — CUT TO NETWORK CLOCK PROGRAM: Clock provided by Network.
a.	:30 second CREDIT BED. Final DCI approved credits for the Program.
▪	30 secs prior to end of Program, insert lower third credit bed over content, per PMD Production Guide website guidelines.

▪	The Credit Bed is to be exactly :30 seconds and is to include all billboard, titlecard and copyright information unless otherwise approved by DCI

▪	:05 second segment of black
b.	PROGRAM END CREDIT ROLL:
▪	At the end of Program fade to black, insert a 1/2 second pad of black (included in program time) before credit roll.

▪	:30 second CREDIT ROLL with music bed: Final DCI approved credits for the Program. The credit roll is to be exactly
:30 seconds and is to include all billboard, titlecard and copyright information unless otherwise approved by DCI.

▪	:05 second segment of black
PROGRAM MASTER AUDIO ASSIGNMENT:

All Stereo shall be fully mono compatible. Fully mono compatible requires that when the left and right stereo channels are actively combined to mono there is no discernible change in audio level or fidelity.
Stereo Audio Assignment:
Channel 1: Full mix stereo left
Channel 2: Full mix stereo right
Channel 3: Full mix minus narration, stereo left**
Channel 4: Full mix minus narration, stereo right**

**	Tracks SHOULD be dipped for narration on Program Master. On-camera host audio is considered dialogue, off-camera host audio is considered narration. Host dialogue that transitions to narration should continue to the end of the host statement.

2.	DIGITAL BETACAM STEREO PROGRAM PROTECTION MASTER (MONO COMPATIBLE): Clone of Stereo Master. Specifications as A-1.

3.	TEXTLESS STEREO PROGRAM MASTER: Program Masters will be clean without titles, lower thirds and credits. Specifications as in A-1.

4.	DIGITAL BETACAM STERO PROGRAM MASTER: Program Masters will be delivered without dot.com references or bug.

5.	DIGITAL BETACAM STERO PROGRAM MASTER: Program Masters will be delivered without dot.com references, but including bug.
B.	PROGRAM PRODUCTION ELEMENT BINDER: The required documents are to be filed and inventoried throughout production. Producer is to send the binder with all required documents to DCI upon completion of the binder in its entirety. It is recommended to keep documents in tact in the binder and to not send DCI single documents outside the assigned binder. DCI is to receive all original material and the producer is to retain a duplicate binder of all materials. Binders are to be sent in 10 business days after DCI’s receipt of the protection master.
1.	*FINAL PROGRAM SCRIPT and SCRIPT DISK: Final complete, verbatim script of final master Program containing “non-scripted” interviews. Script should be accurate transcription of Program master with corresponding running time code referencing specific photographic action and transcribed audio. Script should be submitted on typewritten hard copy and CD-Rom with script in Microsoft Word or DOS ASCII TEXT format.

2.	FINAL CREDIT LIST: Final DCI approved, graphic master credit list for the Program. Denoting (*) all contractually obligated credits which have received DCI’s prior approval. Include all billboard, titlecard and copyright information.
C.	PROGRAM LEGAL BINDER:
1.	*MUSIC CUE SHEET: Music cue sheet detailing all music contained in the Program, including the title of each composition, the names of composers, publishers, and copyright owners, the usage (whether instrumental, instrumental-visual, vocal-visual or otherwise), the place and number of such uses in the Program and in/out cues and running time for each cue, the performance rights society involved, and any other information customarily set forth in music cue sheets. Upon delivery of the protection master the music cue sheet must be sent electronically to music_cue@discovery.com and your DCI Production Manager. In the subject line of the email please include the following information: Series/Program title and episode title, preceded by “COM” to indicate this is a commission Program. A hardcopy of the music cue sheet should be delivered in the Legal binder.

2.	*COPY RELEASES/LICENSES/AGREEMENTS AND CORRESPONDING LOGS (Logs should be submitted on typewritten hard copy and CD-Rom): Place the corresponding log sheet in front of the original release documents. Copy release/license/agreement documents are to be filed and logged in order as they appear in the Program. Only log each release once, as they appear initially in the Program master tape. If a person does not appear in the final Program, log that release after those in the final Program — indicate on the Log sheet “NOT IN FINAL PROGRAM” and list the camera tape only. Refer to the source of all third party footage in the exact form as it appears on the release. Please note that if it is not possible to deliver English language agreement, an English language translation must accompany any agreement delivered in a foreign language.

If applicable, attach DCI’s written rights waiver approvals to each license and note that a Rights Waiver has been issued on the log. Indicate on your log if step-up rights have been negotiated in the agreement.
a.	Copy of Personal Releases and Corresponding Log

b.	Copy of Shoot Location Release/Permit and Corresponding Log

c.	Copy of Name/Product/Logo Release and Corresponding Log

Exhibit E[NEED FINAL APPROVAL STILL FROM COMPANY]
CREDITS EXHIBIT
Professional Poker Tour
Season 1
SHORT CREDIT TEMPLATE
executive producer
STEVEN LIPSCOMB
co-executive producer
JOSEPH GRIMM
executive in charge of production
ROBYN MODER
supervising producer
BILL OLSON
field reporter
KAYE HAHN
commentators
MATT CORBOY
MATT SEIF
DIRECTOR
FRANK ISHIZAKI
producer
DAVE DIGREGORIO
senior editor
JOHN WOLFENDEN
coordinating producer
BREN FITZPATRICK
production managers
CYNTHIA FRASER
WENDY HYMOWITZ
technical supervisor
JEFF HAPP
engineering
LOUIS MOLNAR
SCOTT WIDDER
camera
MATTHEW BLUTE
JOEY BERTCHI
DAWN FLEISCHMAN
PAUL HANNUM
MARCO HOFFMAN
ANTHONY MILLER

J.R. REID
FRANCIS VINCENT
NATHAN WOODDY
audio
STAN KIDD
ROBERT MARTINEZ
DAN MAY
DAVE MCJUNKIN
video tape
BRIAN ADRIANE
JIM WHITE
art director
KEVIN KING
lighting director
JOHN CONTI
gaffer
TOM MURPHEY
board operator
ROB HUME
post production supervisor
SHAWN SANBAR
editors
JOSH FRANCO
MARK PINCEK
on-line editor
JEFFREY C. DEKLE
post production coordinator
CHRIS DIXON
assistant editors
DAVID DEAN
SOWJANYA KUDVA
PRESTON RAPP
MATT SILVA
CAM SOPER
associate producer
CHRISTOPHER PALBICKI
production coordinators
JENNIFER ROOP
TBD
post associate producer
ALEX OUTHRED
music composer
GARY S. SCOTT
tournament announcers
LINDA JOHNSON
SAM MINUTELLO
voice over announcer

DAVID BRET EGEN
promotional consideration paid for by
[MICHELOB AMBER BOCK
GENERAL MOTORS
MIRAGE HOTEL & CASINO]
FOR THE TRAVEL CHANNEL
executive producer
JOE SWIFT
production assistant
JILLIAN SHERMAN
director of production management
SYDNI DREHER
vp of production
BILL MARGOL
Produced by WPT Enterprises, Inc. for Travel Channel
Travel Channel LOGO
© 2006 WPT Enterprises, Inc.*

Exhibit F
PRODUCTION SCHEDULE

Season I - Professional Poker Tour Series - Tour Events
Ep. #	Episode	Pre-Prod.	Production	Post Prod.	Rough Cut	Fine Cut	Promo	Masters	Airdate
P101A	Foxwoods A	09/12/04-11/07/04	11/07/04-11/13/04	09/12/05-11/21/05	01/30/06	02/06/06	02/08/06	02/13/06
P101B	Foxwoods B	09/12/04-11/07/04	11/07/04-11/13/04	09/26/05-12/05/05	02/06/06	02/13/06	02/15/06	02/20/06
P101C	Foxwoods C	09/12/04-11/07/04	11/07/04-11/13/04	10/03/05-12/12/05	02/13/06	02/20/06	02/22/06	02/27/06
P101D	Foxwoods D	09/12/04-11/07/04	11/07/04-11/13/04	10/10/05-12/19/05	02/20/06	02/27/06	03/01/06	03/06/06
P101F	Foxwoods Final	09/19/04-11/14/04	11/14/04-11/20/04	10/17/05-12/26/05	02/27/06	03/06/06	03/08/06	03/13/06
P102A	Commerce A	12/12/04-02/06/05	02/06/05-02/12/05	10/31/05-01/09/06	03/06/06	03/13/06	03/15/06	03/20/06
P102B	Commerce B	12/12/04-02/06/05	02/06/05-02/12/05	11/07/05-01/16/06	03/14/06	03/27/06	03/29/06	04/03/06
P102C	Commerce C	12/12/04-02/06/05	02/06/05-02/12/05	11/14/05-01/23/06	03/21/06	04/03/06	04/05/06	04/10/06
P102D	Commerce D	12/12/04-02/06/05	02/06/05-02/12/05	11/21/05-01/30/06	04/04/06	04/17/06	04/19/06	04/24/06
P102F	Commerce Final	12/26/04-02/20/05	02/20/05-02/26/05	12/05/05-02/13/06	04/11/06	04/24/06	04/26/06	05/01/06
P103A	Bay 101 A	01/02/05-02/27/05	02/27/05-03/05/05	12/07/05-02/15/06	04/25/06	05/08/06	05/10/06	05/15/06
P103B	Bay 101 B	01/02/05-02/27/05	02/27/05-03/05/05	12/21/05-03/01/06	05/02/06	05/15/06	05/17/06	05/22/06
P103C	Bay 101 C	01/02/05-02/27/05	02/27/05-03/05/05	12/28/05-03/08/06	05/16/06	05/29/06	06/01/06	06/05/06
P103D	Bay 101 D	01/02/05-02/27/05	02/27/05-03/05/05	01/09/06-03/20/06	05/23/06	06/05/06	06/07/06	06/12/06
P103F	Bay 101 Final	01/09/05-03/06/05	03/06/05-03/12/05	01/18/06-03/29/06	05/31/06	06/12/06	06/14/06	06/19/06
P104A	Bellagio A	02/13/05-04/10/05	04/10/05-04/16/05	02/01/06-04/12/06	06/13/06	06/26/06	06/28/06	07/03/06
P104B	Bellagio B	02/13/05-04/10/05	04/10/05-04/16/05	02/08/06-04/19/06	06/27/06	07/10/06	07/12/06	07/17/06
P104C	Bellagio C	02/13/05-04/10/05	04/10/05-04/16/05	02/15/06-04/26/06	07/03/06	07/17/06	07/19/06	07/24/06
P104D	Bellagio D	02/13/05-04/10/05	04/10/05-04/16/05	03/01/06-05/10/06	07/10/06	07/24/06	07/26/06	07/31/06
P104F	Bellagio Final	02/27/05-04/24/05	04/24/05-04/30/05	03/15/06-05/24/06	07/17/06	07/31/06	08/02/06	08/07/06
P105A	Mirage A	03/13/05-05/08/05	05/08/05-05/14/05	03/22/06-05/31/06	07/31/06	08/14/06	08/16/06	08/16/06
P105B	Mirage B	03/13/05-05/08/05	05/08/05-05/14/05	03/29/06-06/07/06	08/07/06	08/21/06	08/23/06	08/28/06
P105C	Mirage C/D	03/13/05-05/08/05	05/08/05-05/14/05	04/12/06-06/21/06	08/14/06	08/28/06	08/30/06	09/05/06
P105F	Mirage Final	03/13/05-05/08/05	05/08/05-05/14/05	04/26/06-07/05/06	08/21/06	09/04/06	09/06/06	09/12/06

**	Undecided as to which episode will be pulled from the series. 25 episodes shot. 24 episodes to be posted.

Exhibit G
TECHNICAL SPECIFICATIONS
This exhibit contains all technical specifications for NTSC, PAL, 1125/59.94 INTERLACE HD, 1125/23.98 PROGRESSIVE HD AND 11/25/25 PROGRESSIVE HD DCI TECHNICAL REQUIREMENTS. REFER to your contracted DCI PROGRAM MATERIALS EXHIBIT for program’s contracted technical requirement.
GENERAL STANDARD DEFINITION TECHNICAL REQUIREMENTS
STANDARD DEFINITION VIDEO REQUIREMENTS:
Video Footage should be acquired using formats acceptable to DCI on professional-quality media. Productions may be photographed using any of the following formats:
For this series only, the PD150 and DVcam format will be accepted. This is non-precedent setting.

Standard Definition Formats	High Definition Formats	Film Formats

Sony Digital Betacam	Sony HDCAM	Super 16 MM Film
Sony Betacam SP	Sony HDCAM SR	35 mm film
Sony MPEG IMX 50 mb (tape)	Panasonic DVC PRO 100 mb (HD)	70 mm film (IMAX)
Sony MPEG IMX 50 mb (XDCAM)	Panasonic HD-D5 (Film Transfers)
Panasonic DVC PRO 50 (tape)
Material not acquired in one of the acceptable formats must be approved by the Production Manager prior to the commencement of production.
Video program material shall be produced using industry standard and accepted norms good practice and workmanship. DCI requires that its production partners use only selected codecs and media types when working in non-linear editing systems. Systems that use uncompressed SDI or JFIF 1:1 are acceptable; as are systems that use MXF compliant MPEG-2 I frame media at 50 mbps. Systems that use Motion JPEG codecs, DV 25 media, or JFIF at ratios higher than 1:1 are not acceptable for online output. If there are questions about the qualifications of a particular editing system or type of media, please contact the DCI Technical Standards and Operations group.

Acceptable Editing Codecs

Codec	Bit rate or Ratio

Uncompressed 601 digital	270 mbps
MPEG-2 MXF	50 mbps I-frame
JFIF (Meridian/ Symphony)	1:1
Unacceptable Editing Codecs

Codec	Bit rate or Ratio

DV 4:1:1 or 4:2:0	25 mbps
JFIF (Meridian / Symphony)	Ratios greater than 1:1
Motion JPEG (AVR)	AVR 2 to AVR 77

Master and source videotapes must meet industry standard or industry-accepted standards for tape format interchange. All tapes should be recorded on VTRs that have been maintained in compliance with the manufacturer instructions and have been accurately calibrated per the manufacturer specifications.
DCI Bug Clearance Specifications:
Due to the extensive amount of graphics used in these programs, PPT will post the Travel Channel on-air bug directly on their masters. This allows PPT to remove and replace the bug to avoid interfering with the designated bug area. This also assumes that the network ID will not be keyed over the signal for any airing of these programs.

Bug Placement shall fall into the space between 38.7 microseconds and 50,0 microseconds between lines 190 and 243 (field 1) NTSC, lines 228 and 290 (field 1) PAL. This space represents a large portion of the lower right corner of the television image. In addition, to prevent Interference with International ID’s, text, elements shall not be placed between 41.3 microseconds and 50.3 microseconds between lines 34 and 81 (field 1) NTSC, lines 41 and 96 (field 1) PAL.
The bug used in post production by PPT, should maintain the same chrominance, luminance, and saturation levels as the bug airing out of master control.
STANDARD DEFINITION AUDIO REQUIREMENTS:
Audio program material shall be produced using industry standard and accepted norms for good practice and workmanship. The audio portion of the master and source audio and videotapes must be produced so that no noise, static, dropouts or extraneous distortion is recorded in the audio. The audio mix should also be well balanced and equalized, with dialogue and narration clearly able to be heard.
Audio channels — Stereo audio must be fully mono compatible. The audio channels must be in the proper phase. NOTE: Full Mono Compatibility means that when the left and right stereo channels are actively combined to mono there is no discernible change in audio level or fidelity. Full mix and split audio tracks should be phase coherent (synchronized) to prevent difficulty editing between these tracks, as necessary.
Audio Levels: Program audio must reflect reference tone level. Audio levels are evaluated using three different measurements, audio signal peak, average loudness, and dialogue loudness. Program audio must adhere to DCI standards for all three measurements.
Peak audio levels are evaluated using a digital true-peak meter with a 0 millisecond rise response. Assuming a reference level of –20 dBFS, peak audio levels may not rise above –10 dBFS at any point during the program.
Average loudness levels are evaluated using digital meters calibrated to the VU ballistic with a 300 ms rise response. Assuming a reference level of –20 dBFS (+4 dBu), VU levels should consistently fall between –25 dBFS and –18 dBFS during the majority of the program, and never rise above –17 dBFS at any point during the program.
     DCI also requires that program dialogue levels be analyzed using a Dolby LM100 broadcast loudness meter. The LM100 tool allows for dialogue to be measured distinctly and provides a reference for how loud spoken language will “sound” to the home viewer. When measured on a LM100 meter, dialogue levels should read between –26 dBFS and –28 dBFS as an average for the entire program.

	Average loudness	Peak audio levels	Dialogue Normalization
Track Type	(VU) levels	(Digital True Peak)	and Loudness (LM100)

Full Mix	-25 to -18 dBFS	-14 to -10 dBFS	-26 to –28 dBFS
Surround Sound Mix Tracks	-25 to -18 dBFS	-14 to -3 dBFS	-26 to –28 dBFS
Element Tracks (Music, Effects, Mix minus Narration, Dialogue, Narration)	-25 to -18 dBFS	-14 to -3 dBFS	Unrestricted
Audio compression: Program audio should have good dynamic range, but not be overly dynamic. While some compression may be needed to control the dynamic range of the program audio, excessive audio compression of the final mix should be avoided. Audio signal peaks should be approximately 8 to 10 db above program reference levels, and average loudness measurements should be comparable to reference levels.
NTSC TECHNICAL REQUIREMENTS
NTSC VIDEO SPECIFICATIONS:
Tape Leader: Industry-standard reference signals should be provided at the beginning of any tape delivered to DCI. The arrangement of the reference signals should be as follows:

Starting Code	Ending Code	Duration	Video	Audio

00:58:30:00	00:59:30:00	1:00:00	SMPTE Color Bars at 75% saturation	Reference tone at 1 khz on channels 1 and 2, reference tone of 400 hz on channels 3 and 4. Reference tone should be at +4dbu with a 600 ohm impedance load (Equal to –20 dBfs)

Starting Code	Ending Code	Duration	Video	Audio
00:59:30:00	00:59:35:00	00:05:00	Black	Silence
00:59:35:00	00:59:50:00	00:15:00	Program Slate (see details below)	Silence
00:59:50:00	00:59:58:00	00:08:00	Video Countdown from 10 to 2	Audible tone at each 1 second interval
00:59:58:00	01:00:00:00	00:02:00	Black	Silence
1:00:00:00			Program begins	Program begins
Timecode: NTSC tapes must be recorded with drop frame time code that adheres to SMPTE 12M specifications.
Vertical blanking should adhere to SMPTE specification 170 M.
Discovery will accept vertical blanking that falls between 17 and 22 scan lines when measured as a composite NTSC signal.
Horizontal blanking should adhere to SMPTE specification 170 M
Discovery will accept horizontal blanking widths of between 10.4 and 12.0 microseconds, with a front porch measurement of 1.0 to 2.0 microseconds and a distance of 9.4 to 10.0 microseconds from the falling edge of sync to the end of the horizontal blanking. For NTSC programs, Discovery measures the start of blanking as the edge of the signal crosses below 7.5 IRE, and the end of blanking as the signal crosses above 7.5 IRE. Black edges on the image will be measured as program blanking, and may result in blanking measurements being wide.
Composite video white levels should not exceed 100 IRE units, and program black levels should not extend below 7.5 IRE units. Neither the program luminance whites nor blacks should be clipped excessively.
Composite chroma levels should not exceed 120 IRE when measured in the composite color space using a waveform monitor with a flat filter. Illegal levels may be clipped to prevent transmission over modulation, resulting in a loss of color fidelity and detail. Discovery standards do not distinguish between shows of digital component origination or those of composite origination when evaluating encoded chrominance levels. If digital production methods are used, it is the responsibility of the production company to ensure that the encoded signal meets the composite guidelines. All programs will be judged against these analog composite guidelines, irrespective of their native origination.
Program Text Title Safe
Program text should be kept in the text safe area as defined in SMPTE RP 218. For NTSC (525) signals, the safe title area is the central 80% of the picture, an area of 576 by 384 pixels beginning 72 pixels from the left edge and 47 pixels from the top of the image and ending 648 pixels from the left edge and 432 pixels from the top of the image.
ASPECT RATIO GUIDELINES:
Images acquired in the 16:9 aspect ratio must be protected for 14:9 viewing.
16:9 NTSC Letterbox: 181 scan lines, picture starts at line 50 and letterbox ends at 233
NTSC TIMECODE SPECIFICATIONS:
Time code – SMPTE Dropframe time code is mandatory. Program start time code must read 01:00:00:00. Time code should be continuous, without error, and contain the appropriate flagging information in adherence with SMPTE specification 12 M. All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) must match exactly.

PAL TECHNICAL REQUIREMENTS
PAL VIDEO SPECIFICATIONS:
Tape Leader: Industry-standard reference signals should be provided at the beginning of any tape delivered to DCI. The arrangement of the reference signals should be as follows:

Starting Code	Ending Code	Duration	Video	Audio

09:58:30:00	09:59:30:00	1:00:00	SMPTE Color Bars at 75% saturation	Reference tone at 1 khz on channels 1 and 2, reference tone of 400 hz on channels 3 and 4. Reference tone should be at +4dbu with a 600 ohm impedance load (Equal to –20 dBfs)
09:59:30:00	09:59:35:00	00:05:00	Black	Silence
09:59:35:00	09:59:50:00	00:15:00	Program Slate (see details below)	Silence
09:59:50:00	09:59:58:00	00:08:00	Video Countdown from 10 to 2	Audible tone at each 1 second interval
09:59:58:00	10:00:00:00	00:02:00	Black	Silence
10:00:00:00			Program begins	Program begins
Vertical blanking should fall within EBU specifications, adhering to the ITU-R standard BT.470-6.
Discovery will accept programs with vertical blanking measurements of between 23 and 26 scan lines.
Horizontal blanking should fall within EBU specifications, adhering to the ITU-R standard BT.470-6.
Discovery will accept horizontal blanking widths of between 11.5 and 13.0 microseconds, with a front porch measurement of 1.0 to 2.0 microseconds and a distance of 10.5 to 11 microseconds from the falling edge of sync to the end of the horizontal blanking. For PAL programs, Discovery measures the start of blanking as the edge of the signal crosses below 0 millivolts and the end of blanking as the signal rises above 0 millivolts. Black edges on the image will be measured as program blanking, and may result in blanking measurements being wide.
Time code – EBU Time code is mandatory. Program start time code must read 10:00:00:00. Time code should be continuous, free of errors, and contain all appropriate flagging bits. All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) must match exactly.
Composite video white levels should not exceed 700 mv, and program black levels should not extend below 0 mv. Program white and black levels should not be clipped excessively.
Composite chroma levels should not exceed 840 mv and may be clipped to prevent transmission over modulation. Discovery standards do not distinguish between shows of digital component origination or those of composite origination when evaluating encoded chrominance levels. If digital production methods are used, it is the responsibility of the vendor to ensure that the encoded signal meets the composite guidelines. All programs will be judged against these analog composite guidelines, irrespective of their native origination. PAL composite gamut legality is also required of all programs, irrespective of origination.
Program Text Title Safe
Program text should be kept in the text safe area as defined in SMPTE RP 218. For PAL (625) signals, the safe title area is the central 80% of the picture, an area of 576 by 460 pixels beginning 72 pixels from the left edge and 58 pixels from the top of the image and ending 648 pixels from the left edge and 518 pixels from the top of the image.
ASPECT RATIO GUIDELINES WHEN DELIVERING LETTERBOX FORMATS:
16:9 PAL Letterbox: 216 scan lines, picture starts at line 58, ends at 275
Images acquired in the 16:9 aspect ratio must be protected for 14:9 viewing.

GENERAL TECHNICAL REQUIREMENTS FOR HD
HIGH DEFINITION VIDEO REQUIREMENTS:
Video Footage should be acquired using formats acceptable to DCI on professional-quality media. Productions may be photographed using any of the following formats:

High Definition Formats	Acceptable Upconversion Formats	Film Formats

Sony HDCAM	Sony Digital Betacam	35 mm Film
Sony HDCAM SR	Sony Betacam SP	70 mm Film (IMAX)
Panasonic DVC PRO 100 mb (HD)	Sony MPEG IMX 50 mb (tape)
Panasonic HD-D5 (Film Transfers)	Sony MPEG IMX 50 mb (XDCAM)
HDV at 1080i (With Restrictions)	Panasonic DVC PRO 50 (tape)
Super 16 mm film
Material not acquired in one of the acceptable formats must be approved by the Production Manager prior to the commencement of production. No more than 25% of an HD production’s final content may be material upconverted from standard definition, and no more than 15% of the final content may be originated in the HDV 1080 format. When both HDV and upconverted materials are used in a program, the combined total of HDV and upconverted footage cannot exceed 30% of the final program material.
Video program material shall be produced using industry standard and accepted norms good practice and workmanship. DCI requires that its production partners use only selected codecs and media types when working in non-linear editing systems. Systems that use uncompressed HDSDI are acceptable, as are systems use the native codecs for the DVCPRO HD and HDCAM formats. Systems that exclusively use HDV codecs or are incapable of using HD-resolution media are not acceptable for online output. If there are questions about the qualifications of a particular editing system or type of media, please contact the DCI Technical Standards and Operations group.

Acceptable Editing Codecs

Codec	Bit rate or Ratio

Uncompressed SMPTE 292	270 mbps
AVID DnX HD 8 and 10 bit	220 mbps
Sony HDCAM codec	140 mbps
DVCPRO HD	100 mbps
Unacceptable Editing Codecs

Codec	Bit rate or Ratio

HDV (exclusive use)	25 mbps
Any Exclusively Standard Definition Codec	Various

Master and source videotapes must meet industry standard or industry-accepted standards for tape format interchange. All tapes should be recorded on VTRs that have been maintained in compliance with the manufacturer instructions and have been accurately calibrated per the manufacturer specifications.
DCI Bug Clearance Specifications:
DCI requires that lower third and other graphic elements containing text not interfere with the network ID keyed over the signal. Consequently, the following areas of the picture may not contain text information. All horizontal measurements are given in microseconds, with the start of the measurement at the SAV reference pulse.
No text shall fall into the space between 21 microseconds and 24.5 microseconds between lines 459 and 541 (field 1) in a 1080 I 59.94 signal. Broadcast resolution TIF files outlining the bug safe area for 1080 interlaced and other HD formats will be provided on request.
Video white levels should not exceed 700mV for component signals, and program black levels should not extend below 0 Vdc. Neither the program luminance whites nor blacks should be clipped excessively. For color difference signals R-Y and B-Y, levels shall not exceed 700 mV or fall below 0 mV when set at a 350 mV offset.
Program Text Title Safe
Program text should be kept in the text safe area as defined in SMPTE RP 218. For 1080 line signals, the safe title area is the central 80% of the picture, an area of 1536 by 864 pixels beginning 192 pixels from the left edge and 108 pixels from the top of the image and ending 1728 pixels from the left edge and 972 pixels from the top of the image.

HIGH DEFINITION AUDIO REQUIREMENTS:
Audio program material shall be produced using industry standard and accepted norms for good practice and workmanship. The audio portion of the master and source audio and videotapes must be produced so that no noise, static, dropouts or extraneous distortion is recorded in the audio. The audio mix should also be well balanced and equalized, with dialogue and narration clearly able to be heard.
Audio channels — Stereo audio must be fully mono compatible. The audio channels must be in the proper phase. NOTE: Full Mono Compatibility means that when the left and right stereo channels are actively combined to mono there is no discernible change in audio level or fidelity. Full mix and split audio tracks should be phase coherent (synchronized) to prevent difficulty editing between these tracks, as necessary.
Audio Levels: Program audio must reflect reference tone level. Audio levels are evaluated using three different measurements, audio signal peak, average loudness, and dialogue loudness. Program audio must adhere to DCI standards for all three measurements.
Peak audio levels are evaluated using a digital true-peak meter with a 0 millisecond rise response. Assuming a reference level of -20 dBFS, peak audio levels may not rise above -10 dBFS at any point during the program.
Average loudness levels are evaluated using digital meters calibrated to the VU ballistic with a 300 ms rise response. Assuming a reference level of -20 dBFS (+4 dBu), VU levels should consistently fall between -25 dBFS and -18 dBFS during the majority of the program, and never rise above -17 dBFS at any point during the program.
     DCI also requires that program dialogue levels be analyzed using a Dolby LM100 broadcast loudness meter. The LM100 tool allows for dialogue to be measured distinctly and provides a reference for how loud spoken language will “sound” to the home viewer. When measured on a LM100 meter, dialogue levels should read between -26 dBFS and -28 dBFS as an average for the entire program.

	Average loudness	Peak audio levels	Dialogue Normalization and
Track Type	(VU) levels	(Digital True Peak)	Loudness (LM100)

Full Mix	-25 to -18 dBFS	-14 to -10 dBFS	-26 to -28 dBFS
Surround Sound Mix Tracks	-25 to -18 dBFS	-14 to -3 dBFS	-26 to -28 dBFS
Element Tracks (Music, Effects, Mix minus Narration, Dialogue, Narration)	-25 to -18 dBFS	-14 to -3 dBFS	Unrestricted
Audio compression: Program audio should have good dynamic range, but not be overly dynamic. While some compression may be needed to control the dynamic range of the program audio, excessive audio compression of the final mix should be avoided. Audio signal peaks should be approximately 8 to 10 db above program reference levels, and average loudness measurements should be comparable to reference levels.

1080 I 59.94 TECHNICAL SPECIFICATIONS
1125 LINE/ 59.94 HZ LINE RATE INTERLACE HIGH DEFINITION VIDEO SPECIFICATIONS:
All video shall conform to SMPTE 274M, “1920 x 1080 Scanning and Analog and Parallel Digital Interfaces for Multiple Picture Rates” and SMPTE240M, “Signal Parameters — 1125- line High Definition Productions Systems” broadcast standards. All video information must be compliant with either SMPTE 260M, “1125/60 High-Definition Production System — Digital Representative and Bit-Parallel Interface”, or SMPTE 292M “Bit -Serial Digital Interface for High-Definition Systems.
Master and source videotapes must meet industry standard or industry accepted standards for tape format interchange. Source tapes may be either HD Cam or HD D5, at the 1080 interlace 59.94 Hz line rate. If acquisition is made by film stock, 35mm film with an aspect ratio of 1.77(16 x 9) is required.
Video shall adhere to SMPTE 274m, item 5 of table 1, which outlines 1920x1080 interlace at a frame rate of 59.94 Hz. 1035 line material is not acceptable for newly shot pieces.
Tape Leader: Industry-standard reference signals should be provided at the beginning of any tape delivered to DCI. The arrangement of the reference signals should be as follows:

Starting Code	Ending Code	Duration	Video	Audio

00:58:30:00	00:59:30:00	1:00:00	SMPTE Color Bars at 75% saturation	Reference tone at 1 khz on channels 1 and 2, reference tone of 400 hz on channels 3 and 4. Reference tone should be at +4dbu with a 600 ohm impedance load (Equal to -20 dBfs)
00:59:30:00	00:59:35:00	00:05:00	Black	Silence
00:59:35:00	00:59:50:00	00:15:00	Program Slate (see details below)	Silence
00:59:50:00	00:59:58:00	00:08:00	Video Countdown from 10 to 2	Audible tone at each 1 second interval
00:59:58:00	01:00:00:00	00:02:00	Black	Silence
1:00:00:00			Program begins	Program begins
Vertical blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and in ITU-R specification BT.709-4. The vertical blanking interval should equal lines 1-20 and lines 561-563 of the first field and lines 564-583 and lines 1124-1125 in the second field.
Horizontal blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and ITU-R specification BT.709-4. Horizontal blanking should be between 280 clock periods and a maximum of 292 clock periods, creating a blanking width of between 3.775 microseconds and 3.935 microseconds when a clock period is equal to 13.48 nanoseconds.
Timecode — SMPTE Dropframe timecode is mandatory. Time code shall adhere to SMPTE 12M, “Time and Control Code”. Program start time code must read 01:00:00:00. Time code should be continuous and free of errors, containing all appropriate flagging bits.
All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) must match exactly.
1080 P 23.98 TECHNICAL SPECIFICATIONS
1125 LINE/ 23.98 HZ LINE RATE PROGRESSIVE HIGH DEFINITION VIDEO SPECIFICATIONS:
All video shall conform to SMPTE 274M, “1920 x 1080 Scanning and Analog and Parallel Digital Interfaces for Multiple Picture Rates” and SMPTE240M, “Signal Parameters — 1125- line High Definition Productions Systems” broadcast standards. All video information must be compliant with either SMPTE 260M, “1125/60 High-Definition Production System — Digital Representative and Bit-Parallel Interface”, or SMPTE 292M “Bit -Serial Digital Interface for High-Definition Systems.
Master and source videotapes must meet industry standard or industry accepted standards for tape format interchange. Source tapes may be either HD Cam or HD D5, at the 1080 progressive 23.98 Hz line rate. If acquisition is made by film stock, 35mm film with an aspect ratio of 1.77(16 x 9) is required.

Video shall adhere to the specifications provided in SMPTE 274m , item 11 of table 1, which outlines 1920x1080 progressive scan at a frame rate of 23.98 Hz.
Tape Leader: Industry-standard reference signals should be provided at the beginning of any tape delivered to DCI. The arrangement of the reference signals should be as follows:

Starting Code	Ending Code	Duration	Video	Audio

00:58:30:00	00:59:30:00	1:00:00	SMPTE Color Bars at 75% saturation	Reference tone at 1 khz on channels 1 and 2, reference tone of 400 hz on channels 3 and 4. Reference tone should be at +4dbu with a 600 ohm impedance load (Equal to -20 dBfs)
00:59:30:00	00:59:35:00	00:05:00	Black	Silence
00:59:35:00	00:59:50:00	00:15:00	Program Slate (see details below)	Silence
00:59:50:00	00:59:58:00	00:08:00	Video Countdown from 10 to 2	Audible tone at each 1 second interval
00:59:58:00	01:00:00:00	00:02:00	Black	Silence
1:00:00:00			Program begins	Program begins
Vertical blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and in ITU-R specification BT.709-4. The vertical blanking interval should equal lines 1-41 and lines 1122-1125 in this progressive scanning format.
Horizontal blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and in ITU-R specification BT.709-4. Horizontal blanking should be between 830 clock periods and a maximum of 842 clock periods.
Timecode — SMPTE timecode is mandatory. Time code shall adhere to SMPTE 12M, “Time and Control Code”. Program start time code must read 01:00:00:00. Time code should be continuous and free of errors, containing all appropriate flagging bits.
All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) must match exactly.
1080 P 25 TECHNICAL SPECIFICATIONS
1125 LINE/ 25 HZ LINE RATE PROGRESSIVE HIGH DEFINITION VIDEO SPECIFICATIONS:
All video shall conform to SMPTE 274M, “1920 x 1080 Scanning and Analog and Parallel Digital Interfaces for Multiple Picture Rates” and SMPTE240M, “Signal Parameters — 1125- line High Definition Productions Systems” broadcast standards. All video information must be compliant with either SMPTE 260M, “1125/60 High-Definition Production System — Digital Representative and Bit-Parallel Interface”, or SMPTE 292M “Bit -Serial Digital Interface for High-Definition Systems.
Master and source videotapes must meet industry standard or industry accepted standards for tape format interchange. Source tapes may be either HD Cam or HD D5, at the 1080 progressive 25 Hz line rate. If acquisition is made by film stock, 35mm film with an aspect ratio of 1.77(16 x 9) is required.
Video shall adhere to SMPTE 274m , item 9 of table 1, which outlines 1920x1080 progressive scan at a frame rate of 25 Hz. 1035 line material is not acceptable for newly shot pieces.
Tape Leader: Industry-standard reference signals should be provided at the beginning of any tape delivered to DCI. The arrangement of the reference signals should be as follows:

Starting Code	Ending Code	Duration	Video	Audio

00:58:30:00	00:59:30:00	1:00:00	SMPTE Color Bars at 75% saturation	Reference tone at 1 khz on channels 1 and 2, reference tone of 400 hz on channels 3 and 4. Reference tone should be at +4dbu with a 600 ohm impedance load (Equal to -20 dBfs)
00:59:30:00	00:59:35:00	00:05:00	Black	Silence
00:59:35:00	00:59:50:00	00:15:00	Program Slate (see details below)	Silence
00:59:50:00	00:59:58:00	00:08:00	Video Countdown from 10 to 2	Audible tone at each 1 second interval
00:59:58:00	01:00:00:00	00:02:00	Black	Silence
1:00:00:00			Program begins	Program begins

Vertical blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and in ITU-R specification BT.709-4. The vertical blanking interval should equal lines 1-41 and lines 1122-1125 in this progressive scanning format.
Horizontal blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and in ITU-R specification BT.709-4. Horizontal blanking should be between 714 clock periods and a maximum of 726 clock periods.
All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) must match exactly.
1080 I 50 TECHNICAL SPECIFICATIONS
1125 LINE/ 50 HZ LINE RATE INTERLACE HIGH DEFINITION VIDEO SPECIFICATIONS:
All video shall conform to SMPTE 274M, “1920 x 1080 Scanning and Analog and Parallel Digital Interfaces for Multiple Picture Rates” and SMPTE240M, “Signal Parameters — 1125- line High Definition Productions Systems” broadcast standards. All video information must be compliant with either SMPTE 260M, “1125/60 High-Definition Production System — Digital Representative and Bit-Parallel Interface”, or SMPTE 292M “Bit -Serial Digital Interface for High-Definition Systems.
Master and source videotapes must meet industry standard or industry accepted standards for tape format interchange. Source tapes may be either HD Cam or HD D5, at the 1080 interlace 50 Hz line rate. If acquisition is made by film stock, 35mm film with an aspect ratio of 1.77(16 x 9) is required.
Video shall adhere to SMPTE 274m, item 6 of table 1, which outlines 1920x1080 interlace at a frame rate of 50 Hz. 1035 line material is not acceptable for newly shot pieces.
Tape Leader: Industry-standard reference signals should be provided at the beginning of any tape delivered to DCI. The arrangement of the reference signals should be as follows:

Starting Code	Ending Code	Duration	Video	Audio

00:58:30:00	00:59:30:00	1:00:00	SMPTE Color Bars at 75% saturation	Reference tone at 1 khz on channels 1 and 2, reference tone of 400 hz on channels 3 and 4. Reference tone should be at +4dbu with a 600 ohm impedance load (Equal to -20 dBfs)
00:59:30:00	00:59:35:00	00:05:00	Black	Silence
00:59:35:00	00:59:50:00	00:15:00	Program Slate (see details below)	Silence
00:59:50:00	00:59:58:00	00:08:00	Video Countdown from 10 to 2	Audible tone at each 1 second interval
00:59:58:00	01:00:00:00	00:02:00	Black	Silence
1:00:00:00			Program begins	Program begins
Vertical blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and in ITU-R specification BT.709-4. The vertical blanking interval should equal lines 1-20 and lines 561-563 of the first field and lines 564-583 and lines 1124-1125 in the second field.
Horizontal blanking should fall within SMPTE 274M specifications, as stated in section 14 “Analog Synch” and section 15 “Analog Interface” and in table 4 of the “Analogue Representation” section of ITU-R specification BT.709-4. Horizontal blanking should be between 280 clock periods and a maximum of 292 clock periods, creating a blanking width of between 3.775 microseconds and 3.935 microseconds when a clock period is equal to 13.48 nanoseconds.
Timecode — EBU 25-frame timecode is mandatory. Time code shall adhere to SMPTE 12M, “Time and Control Code”. Program start time code must read 01:00:00:00. Time code should be continuous and free of errors, containing all appropriate flagging bits.
All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) must match exactly.

Exhibit H
ADJUSTED GROSS REVENUES — ALL MEDIA
Company RECEIVES
     1. As used herein:
          1.1 “Gross Revenues” shall mean all sums actually received by Producer, its parents, subsidiaries and affiliates from the exploitation of the Program in any and all media provided that:
               (a) Gross Revenues shall be determined after all refunds, returns, credits, discounts, allowances and adjustments;
               (b) Returnable advance payments shall not be included in Gross Revenues until actually earned by Producer; and
               (c) Producer shall have the right to withhold from Gross Revenues a reserve of ten percent (10%) of Gross Revenues for returns in connection with any Home Video exploitation of the Program, provided that each addition to the reserve is liquidated within one (1) year of its establishment.
          1.2 “Adjusted Gross Revenues” shall mean Gross Revenues remaining after the deduction therefrom on a continuing basis of the following in the order set forth below:
               (a) Producer’s “Distribution Fees” as set forth below;
               (b) Producer’s “Distribution Expenses” as set forth below; and
          1.3 Producer’s “Distribution Fees” shall be Producer’s customary distribution fees in connection with the exploitation of the Program in the respective media, provided such Distribution Fees shall not exceed twenty-five percent (25%) of Gross Revenues. In the event that Producer engages the services of a subdistributor in connection with the exploitation of its rights, the Producer shall not be entitled to retain Distribution Fees. For clarity, Producer will not include in Gross Revenues any actual fees paid to, and/or any expenses incurred by, any unaffiliated third party subdistributor of the Program with whom Producer has negotiated and signed a bona fide arms length distribution agreement.
          1.4 Producer’s “Distribution Expenses” shall include third party costs, charges and expenses incurred by Producer in connection with versioning, distributing, exhibiting, advertising, promoting, and exploiting the applicable rights in the Program, up to a maximum of 5% of Gross Revenues.
          1.5 In calculating Adjusted Gross Revenues hereunder, there shall be no cross-collateralization of revenues and expenses among media.
     2. Producer shall render to Company periodic statements prepared by an authorized agent of Producer showing, in summary form, the calculation of all Adjusted Gross Revenues pursuant to this Exhibit, which shall be accompanied by Company’s share thereof, if any. Statements shall be rendered on a calendar quarter basis, within sixty (60) days after the end of the quarter, for the first two (2) years after the initial distribution of the Program for which Gross Revenues are derived, and on a semi-annual basis thereafter, provided, however, that no statements need be rendered for any accounting period in which no Gross Revenues are received. Should Producer make any overpayment to Company hereunder for any reason, Producer shall have the right to deduct the amount of such overpayment from any further monies owing to Company hereunder, or may demand repayment from Company, in which event Company shall promptly repay the same to Producer.

     3. Company may, at its own expense, but not more than once each year, audit Producer’s records relating to the Program at the offices of Producer for the purpose of verifying the payments made to Company hereunder. Any such audit shall be conducted only by a certified public accountant (subject to Producer’s reasonable approval) during normal business hours upon reasonable prior written notice and shall not continue for more than thirty (30) consecutive days. Company shall not have the right to examine, inquire into or object to any matter contained in any statement after the expiration of twelve (12) months from the date of mailing of the statement. Company’s right to examine Producer’s records shall be limited to those relating specifically to the Program, and under no circumstances shall Company have the right to examine records relating to Producer’s business generally or to any other programs for the purpose of comparison or otherwise. In the event that an audit by Company discloses an underpayment of more than ten percent (10%) to Company, and such underpayment is not the subject of a good faith dispute, Producer shall reimburse Company for the reasonable costs of such audit.
     4. Producer shall not be considered a trustee, pledgeholder, fiduciary or agent of Company by reason of anything done or any money collected by it, and shall not be obligated to segregate receipts from the Program from its other funds. Producer shall not have any lien or other rights in or to the Gross Revenues or Adjusted Gross Revenues of the Program, it being understood that the references thereto are intended solely for the purpose of determining the amount of monies payable to Company hereunder, if any. Producer shall have the complete authority to license, market and exploit the Program and all rights therein, or to refrain from so doing, as it may choose in its sole discretion, and Company acknowledges that Producer is not in any way making any representations or guarantees of any kind whatsoever regarding the amount of Adjusted Gross Revenues which may be received from the exploitation of the Program.

Exhibit I
Forms of Affidavit
.net sites:
WPT Enterprises, Inc.
1041 North Formosa Avenue
Formosa Building, Suite 99
West Hollywood, CA 90046
Ladies and Gentlemen:
(“[Sponsor][Advertiser]”) hereby represents, warrants and agrees as follows with respect to the website (the “Website”):

1.	The Website, including all of its pages, games, and other components, contains no links or references whatsoever to online gambling or any online gambling websites, including to .com or any other “pay for play” gambling websites.

2.	The Website was established as an educational website with the sole purpose of teaching participants how to play poker. The sole purpose of the Website is to provide such instructional information.

3.	The Website clearly states the following: that it does not permit players to play for real money, nor can players win any prizes; that chips in players’ accounts have no value, cash or otherwise, and cannot be exchanged for anything of value; and that any and all references in the Website to “pots,” “limits”, “betting” or the like are solely for instructional or illustrative purposes and do not involve real money or other items of value.

4.	The Website does not use any “popup,” “adware,” “spyware” or similar software for the purpose of directing visitors to online gambling websites.

5.	Any and all online gambling websites that are in any way affiliated with the [Sponsor][Advertiser] contain no references or links to the Website.

6.	The Website contains no references to gambling or monetary gain.

7.	The Website does not conduct any cross-promotional, advertising or marketing activities with any online gambling websites.

8.	[Any advertisements run by the Advertiser will include a clear and conspicuous disclosure that the Website is “not a gambling website.”] [leave in if Advertiser]

9.	There are currently no claims or investigations by law enforcement officials, regulators or other governmental authorities in connection with the business activities of the [Sponsor][Advertiser] or any of its employees. If, during the period in which the [Sponsor][Advertiser] is involved with the Professional Poker Tour, the [Sponsor] [Advertiser] learns of any such investigation or claim, the [Sponsor][Advertiser] will immediately notify the Professional Poker Tour.

10.	The [Sponsor][Advertiser] agrees to adhere to all of the above conditions at all times during the duration of [its sponsorship][its advertising campaign], and the failure to adhere at any time to the above conditions shall be a breach of this letter agreement.

11. All [sponsorship of][advertising during] the Professional Poker Tour shall be subject to the approval of the Professional Poker Tour, in its sole discretion.
Sincerely,

[Name of Advertiser][Name of Sponsor]

By:

Agreed to:

WPT Enterprises, Inc.

By:

Name:
Title:

.com sites
                                        , 2006
WPT Enterprises, Inc.
1041 North Formosa Avenue
Formosa Building, Suite 99
West Hollywood, CA 90046
Ladies and Gentlemen:
(“[Sponsor][Advertiser]”) hereby represents, warrants and agrees as follows with respect to the website (the “Website”):

12.	The Website does not permit people who reside in the United States (“US Residents”) to play on the Website.

13.	[Any advertisements run by the Advertiser will include a clear and conspicuous disclosure that US Residents are not permitted to play on the Website] [leave in if Advertiser]

14.	There are currently no claims or investigations by law enforcement officials, regulators or other governmental authorities in connection with the business activities of the [Sponsor][Advertiser] or any of its employees. If, during the period in which the [Sponsor][Advertiser] is involved with the Professional Poker Tour, the [Sponsor] [Advertiser] learns of any such investigation or claim, the [Sponsor][Advertiser] will immediately notify the Professional Poker Tour.

15.	The [Sponsor][Advertiser] agrees to adhere to all of the above conditions at all times during the duration of [its sponsorship][its advertising campaign], and the failure to adhere at any time to the above conditions shall be a breach of this letter agreement.

16.	All [sponsorship of][advertising during] the Professional Poker Tour shall be subject to the approval of the Professional Poker Tour, in its sole discretion.
Sincerely,

[Name of Advertiser][Name of Sponsor]

By:

Agreed to:

WPT Enterprises, Inc.

By:

Name:
Title: